UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101-)
INFORMATION REQUIRED IN PROXY STATEMENT
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EVERTEC, Inc.
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Notice of Annual Meeting of Stockholders
May 23, 2024, 9:00 a.m. Atlantic Standard Time
www.virtualshareholdermeeting.com/EVTC2024

Dear Stockholder:

On behalf of the Board of Directors and officers of Evertec, Inc. we are pleased to invite you to attend our 2024 Annual Meeting of Stockholders to be held virtually on Thursday, May 23, 2024 at 9:00 a.m. Atlantic Standard Time.
At our virtual Annual Meeting you will be able to attend, vote your shares, and submit questions by visiting www.virtualshareholdermeeting.com/EVTC2024. During the Annual Meeting, you will be asked to vote on three proposals described in detail in the accompanying Notice of the Annual Meeting and Proxy Statement. The Proxy Statement also contains other information that you should read and consider before voting.
Your vote is very important to us. Whether or not you expect to attend the Annual Meeting, please submit your proxy or voting instructions over the Internet, telephone, or by mail as soon as possible to ensure that your shares are represented at the Annual Meeting and your vote is properly recorded. If you decide to attend the Annual Meeting remotely, you will be able to vote during the Annual Meeting, even if you previously submitted your proxy.
If you have any questions concerning the Annual Meeting, and you are the stockholder of record of your shares, please contact our Investor Relations department at IR@evertecinc.com or (787) 773-5442. If your shares are held by a bank, broker, or other nominee, please contact your bank, broker or other nominee for questions concerning the Annual Meeting.
Sincerely,

Frank G. D’Angelo Chairman of the Board	Morgan M. Schuessler, Jr. President and CEO

Notice of the 2024 Annual Meeting of Stockholders

Date and time	Virtual meeting access	Record Date
Thursday, May 23, 2024 at 9:00 a.m. Atlantic Standard Time	To access the Annual Meeting, please visit: www.virtualshareholdermeeting.com/EVTC2024	Close of business on March 28, 2024

Items of business

Company proposals to be voted on at the Annual Meeting:	Board voting recommendation:

1. Election of directors	FOR each director nominee

2. Advisory vote on executive compensation	FOR

3. Ratification of appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm	FOR

Stockholders may also transact any other business that may be properly brought before the Annual Meeting or any continuation, postponement or adjournment thereof.

Cast your vote

At the Annual Meeting	Visit www.virtualshareholdermeeting.com/EVTC2024. You will need the 16-digit number included in your proxy card or Notice.
Internet	Visit www.proxyvote.com. You will need the 16-digit number included in your proxy card or Notice.
QR Code	Scan the QR code shown on your proxy card with your phone to vote. You will need the 16-digit number included in your proxy card or notice.
Phone	Call 1-800-690-6903. You will need the 16-digit number included in your proxy card or Notice.
Mail	Send your completed and signed proxy card to the address shown on your proxy card.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING
The Company’s Proxy Statement and Annual Report on Form 10-K for the year ended December 31, 2023 are available at www.proxyvote.com. Your vote is important to us. Please exercise your stockholder right to vote.
By order of the Board of Directors,
Luis A. Rodríguez
Executive Vice President, Chief Legal and Administrative Officer, and Secretary of the Board

Frequently used defined terms and acronyms in this Proxy Statement
Except as otherwise indicated or unless the context requires otherwise, the terms “Evertec,” “we,” “us,” “our Company,” and “the Company” refer to Evertec, Inc. and its subsidiaries on a consolidated basis. The following terms are listed in alphabetical order.

Term	Definition
2013 Plan	Evertec, Inc. 2013 Equity Incentive Plan
2022 Plan	Evertec, Inc. 2022 Incentive Award Plan
Adjusted EBITDA	EBITDA further adjusted to exclude unusual items and other adjustments. For purposes of this Proxy Statement, Adjusted EBITDA is not presented in accordance with GAAP.
Adjusted Earnings per common share	Adjusted Net Income divided by diluted shares outstanding. For purposes of this Proxy Statement, Adjusted Earnings per common share is not required by, or presented in accordance with, GAAP.
Adjusted Net Income	Net income adjusted to exclude unusual items and other adjustments
Annual Meeting	2024 Annual Meeting of Stockholders of Evertec, Inc. to be held virtually on Thursday, May 23, 2024 at 9:00 a.m. Atlantic Standard Time, by accessing www.virtualshareholdermeeting.com/EVTC2024
Board	Board of Directors of Evertec
Bylaws	Amended and Restated Bylaws of Evertec, effective as of May 25, 2023
CD&A	Compensation Discussion & Analysis section of this Proxy Statement
CEO	Chief Executive Officer
Certificate of Incorporation	Amended and Restated Certificate of Incorporation of Evertec, effective as of May 25, 2023
CFO	Chief Financial Officer
COO	Chief Operating Officer
Credit Agreement	Refers to the Credit Agreement, dated as of December 1, 2022, among Evertec, Inc., Evertec Group, LLC, the lenders and L/C issuers party thereto from time to time, and Truist Bank, as administrative agent, collateral agent, swingline lender and an L/C issuer, as amended
Deloitte	Deloitte & Touche LLP
EBITDA	Earnings before interest, taxes, depreciation, and amortization
EBITDA RSUs	RSUs earned based on the Adjusted EBITDA performance
ERM	Enterprise Risk Management
ESG	Environmental, social and governance
ET	Eastern Daylight Time
Evertec	Evertec, Inc.
Evertec Group	Evertec Group, LLC
Exchange Act	The Securities Exchange Act of 1934, as amended
FW Cook	Frederic W. Cook & Co., an executive compensation consulting firm
GAAP	Generally accepted accounting principles in the United States of America
IT	Information technology
NEO	Named executive officer, pursuant to Item 402 of Regulation S-K
Notice	Notice of Internet Availability of proxy materials in relation to the Annual Meeting
NYSE	The New York Stock Exchange
paySmart	Paysmart Pagamentos Eletronicos Ltda
Record Date	March 28, 2024
RSUs	Restricted stock units
SEC	United States Securities and Exchange Commission
Securities Act	Securities Act of 1933, as amended
Shareworks by Morgan Stanley	Evertec’s equity incentive plan platform
Sinqia	Sinqia, S.A. and its subsidiaries
TSR	Total stockholder return

Company governance documents and resources

Governance documents: https://ir.evertecinc.com/govdocs	ESG resources:
Anticorruption Policy	ESG summary: https://www.evertecinc.com/en/our-purpose/
Code of Ethics
Code of Ethics for Vendors and Service Providers	ESG website: https://www.evertecinc.com/en/our-purpose/
Corporate Governance Guidelines
Human Rights Policy	Investor relations: https://ir.evertecinc.com
Insider Trading Policy
Related Party Transactions Policy	Proxy Statement: https://ir.evertecinc.com
Board committee charters: https://ir.evertecinc.com/govdocs
Audit Committee Charter
Compensation Committee Charter
Nominating and Corporate Governance Committee Charter
Information Technology Committee Charter

Evertec®, ATH®, ATH Móvil® and RiskCenter 360® are trademarks of Evertec or its subsidiaries in the United States of America and/or other countries. Links to websites included in this Proxy Statement are provided solely for convenience purposes. Content on the websites, including content on our Company website, is not, and shall not be deemed to be, part of this Proxy Statement or incorporated herein or into any of our other filings with the SEC.

Proxy Statement summary
Message from our President and CEO

"We are delighted to report on the Company's remarkable progress throughout 2023. Our strategic acquisitions of paySmart and Sinqia have significantly accelerated our expansion in Brazil, effectively propelling our growth strategy forward and enhancing our footprint across Latin America. We extend our sincere appreciation to our diverse leadership team and valued stockholders for their unwavering support, enabling us to introduce our cutting-edge payment solutions to new markets and expand our product portfolio."

Morgan M. Schuessler, Jr.
President and CEO

$694.7	$ 79.9	$292.0	$ 1.21	$ 2.82
Total revenue (in millions)	Net Income (in millions)	Adjusted EBITDA (in millions)	GAAP diluted earnings per common share	Adjusted Earnings per common share

$49.1 million returned to stockholders through share repurchases and dividends in 2023

Highlights shown in this page are for the fiscal year ended December 31, 2023. All amounts are approximates. For more information on the Company’s financial performance in 2023, please refer to our Annual Report on Form 10-K for the fiscal year ended on December 31, 2023.
Evertec, Inc. 2024 Proxy Statement     1

Summary—director nominees

FRANK G. D'ANGELO, 78
Chairman of the Board
Operating Partner, Hill Path
Partner, Bridgeport Partners
Tenure: 10+ years
Other Public Boards: none
Committee Memberships:

BRIAN J. SMITH, 68
Tenure: 9+ years
Other Public Boards: 1
Committee Memberships:

MORGAN M. SCHUESSLER, JR, 53
President and CEO
Tenure: 9+ years
Other Public Boards: none
Committee Memberships: n/a

ALAN H. SCHUMACHER, 77
Tenure: 11+ years
Other Public Boards: 2
Committee Memberships:

KELLY BARRETT, 59
Tenure: 2+ year
Other Public Boards: 3
Committee Memberships:

INDEPENDENT

ALDO J. POLAK, 50
Managing Partner, ALP Group LLC
Tenure: 4+ years
Other Public Boards: none
Committee Memberships:

OLGA BOTERO, 60
Managing Director, C&S Customer and Strategy
Tenure: 9+ years
Other Public Boards: none
Committee Memberships:

IVÁN PAGÁN, 65
Tenure: 4+ years
Other Public Boards: none
Committee Memberships:

VIRGINIA GAMBALE, 64
Managing Partner, Azimuth Partners, Inc.
Tenure: < 1 year
Other Public Boards: 3
Committee Memberships:

JORGE A. JUNQUERA, 75
Managing Partner, Kohly Capital, LLC
Tenure: 12+ years
Other Public Boards: 1
Committee Memberships:

Audit Committee | **Compensation Committee** | **Nominating and Corporate Governance** | **Information Technology Committee**

2    Evertec, Inc. 2024 Proxy Statement

ESG highlights

Results of the 2023 advisory vote on executive compensation

Executive target compensation mix
The charts below set forth the target compensation mix for our CEO and the average target compensation mix for our other NEOs during 2023, respectively. For purposes of these charts, “base salary” includes base salary and applicable statutory Christmas bonus, as such amounts are disclosed for each of our NEOs in the “Compensation Discussion and Analysis” section of this Proxy Statement.

This summary highlights certain information contained in this Proxy Statement and does not contain all the information that you should consider. Please read this Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended on December 31, 2023 for complete information regarding the Annual Meeting, the proposals to be voted on at the Annual Meeting and our performance for the year ended on December 31, 2023. All amounts are rounded. See Appendix A for a reconciliation of GAAP and non-GAAP financial measures to our results, as reported in the Company’s Annual Report on Form 10-K for the fiscal year ended on December 31, 2023.

Evertec, Inc. 2024 Proxy Statement     3

Proposal 1
Election of directors

The Board unanimously recommends that you vote “FOR” the election of each of the director nominees listed below.

Information about director nominees
The individuals identified below have been nominated to stand for election for a term that expires at the Company’s 2025 annual meeting of stockholders. Each of these individuals has consented to be named as a nominee in this Proxy Statement and to serve as a director until the expiration of his or her respective term and until such nominee’s successor has been duly elected or qualified or until the earlier resignation or removal of such nominee.
All director nominees currently serve as members of our Board. There are no family relationships between any current director, executive officer or director nominee. If any one or more of the nominees named in this Proxy Statement becomes unable to serve for any reason, the Board may designate substitute nominees, unless the Board by resolution provides for a lesser number of directors. In this event, the proxy holders will vote for the election of such substitute nominee or nominees.
Below please find a summary of each director nominee’s principal occupation, experience and qualifications. All ages shown are as of the filing date of this Proxy Statement with the SEC.

Frank G. D’Angelo
Age: 78

Mr. D’Angelo has been Chairman of the Board since February 2014 and a director since September 2013. Since June 2015 he has served as Operating Partner in Hill Path, a private equity partnership, and as a partner in Bridgeport Partners, a private investment firm since June 2019. From May 2019 until October 2021, he served as Executive Vice President and President of NCR Banking. Mr. D’Angelo has over 40 years of experience in the financial services, digital banking and payments industries. He is a former chairman of the Electronic Funds Transfer Association, served on the Payments Advisory Council of the Federal Reserve Bank of Philadelphia, and served as a director for Walsh University (Ohio). Mr. D’Angelo’s experience in the financial services industry, as well as in operations and management, provides great value to our Board.

Chairman of the Board • Director since 2014 • Independent • Compensation Committee Chair • Information Technology Committee

Morgan M. Schuessler, Jr.
Age: 53

Mr. Schuessler has been a director and the Company’s President and CEO since April 2015. Previously, he served as President of International for Global Payments, Inc., overseeing the company’s business outside of the Americas, spanning 23 countries throughout Europe and Asia. Mr. Schuessler currently serves on the board of directors of Endeavor Puerto Rico, the Wharton Executive Education Board, and the Smithsonian Institution National Board. Mr. Schuessler has over 20 years of experience in the payments industry; accordingly, he is well-versed in the intricacies of the Company’s core business and has developed management and oversight skills required to make significant contributions to the Board.

President and CEO • Director since 2015
4    Evertec, Inc. 2024 Proxy Statement

Kelly Barrett
Age: 59

Ms. Barrett has been a director since May 2021. From 2016 until her retirement in 2020, Ms. Barrett was the Senior Vice President of Home Services at The Home Depot. Ms. Barrett joined The Home Depot in 2003, where she held various senior management positions, including as Vice President of Internal Audit and Corporate Compliance, and Controller. Ms. Barrett currently serves as board member of Piedmont Office Realty Trust, Inc. (NYSE: PDM), The Aaron’s Company, Inc. (NYSE: AAN), and Americold Realty Trust (NYSE: COLD). Her leadership roles in the community currently include serving on the board of the Metro Atlanta YMCA (where she formerly served as chair); the National Association of Corporate Directors, Atlanta Chapter board; the Georgia Tech Foundation Board of Trustees; and as a member of the Advisory Board of Scheller College of Business at Georgia Tech (where she also formerly served as chair). She has previously served on the board of the Girl Scouts of Greater Atlanta and on the non-profit organization Partnership Against Domestic Violence and the Atlanta Rotary Club. She is also a Certified Public Accountant in the state of Georgia and NACD Directorship Certified. Ms. Barrett’s substantial experience in leadership roles, strategy and ERM, coupled with service on several boards, is of great service to the Company.

Director since 2021 • Independent • Compensation Committee • Information Technology Committee

Olga Botero
Age: 60

Ms. Botero has been a director since September 2014. She is the founder and Managing Director of C&S Customer and Strategy, a consulting firm focused on supporting IT and digital and cybersecurity management for leading companies in Latin America, and co-founder and Chair of Seccuri, Inc. From 2011 until January 2024 she was a Senior Advisor to the Boston Consulting Group. She is the Co-Chair of the Women Corporate Directors Foundation Colombia Chapter and a fellow at the National Association of Corporate Directors (NACD) Board Leadership Fellow program. She serves as an independent director of the Altipal S.A.S. Board of Directors since April 2022, serving as chair of their Audit Committee and member of their Innovation Committee. She also serves as an independent member of the Audit Committee of Group Coppel in Mexico, a family-owned group with businesses in retail, financial services and real estate; and as an independent advisor of Grupo Montoya, a family owned group with businesses in music, automobile and real estate in Colombia and Panama. Ms. Botero has over 25 years of experience in leadership roles in financial services, telecommunications and technology. She also has Climate Leadership and ESG certificates issued by the Diligent Institute. Her experience, expertise in cybersecurity and technology, and knowledge of Latin American markets are an asset to the Company.

Director since 2014 • Independent • Audit Committee • Information Technology Committee Chair

Virginia Gambale
Age: 64

Ms. Gambale has been a director since May 2023. Ms. Gambale founded and has served since 2003 as Managing Partner of Azimuth Partners, Inc., a strategic advisory firm that develops growths, innovation and transformation strategies and planning for technology companies. Prior to founding Azimuth in 2003, she worked at Deutsche Bank, where she was a General Partner and Managing Director of ABS Ventures, responsible for the management of the Tech Venture group and Head of Deutsche Bank Strategic Ventures. Before Deutsche Bank, Ms. Gambale was the Chief Information Officer for Global Investment Banking at Merrill Lynch. Ms. Gambale currently serves as a director for Nutanix, Inc. (NYSE: NTNX), Virtu Financial, Inc. (NYSE: VIRT), and Jamf Holding Corp. (NASDAQ: JAMF). She’s also an Adjunct Faculty Member for Colombia University. Her substantial experience in leadership roles, IT and fintech are of great value to the Company.

Director since 2023 • Independent • Audit Committee • Information Technology Committee

Evertec, Inc. 2024 Proxy Statement     5

Jorge A. Junquera
Age: 75

Mr. Junquera has been a director since April 2012. Since July 2015, he has served as Managing Partner at Kohly Capital, LLC, a private investment company. He has over 40 years of experience in the banking and financial services industries. Until his retirement in 2015, Mr. Junquera was Vice Chairman of the board of directors of Popular, Inc. (“Popular”). Prior to becoming Vice Chairman, he was the Chief Financial Officer of Popular and Supervisor of Popular’s Financial Management Group. He currently serves as a director for Sacred Heart University (PR) and Equalize Community Development Fund (NYSE: EQCDX). Mr. Junquera’s substantial experience managing financial institutions and serving on various boards of directors provides him with unique expertise and valuable perspective to assist the Board.

Director since 2012 • Independent • Audit Committee • Nominating and Corporate Governance Committee

Iván Pagán
Age: 65

Mr. Pagán has been a director since May 2019. For twenty-two years until his retirement in February 2019, Mr. Pagán was the Head of Corporate Development at Popular, where he managed mergers and acquisitions, divestitures, corporate reorganization and strategic alliances for Popular, completing significant transactions in the United States, Latin American, Puerto Rico and the Caribbean. Mr. Pagán currently serves as a member of the board of directors of Centro Financiero BHD in the Dominican Republic. Mr. Pagán’s substantial expertise in financial and M&A matters, experience in the Caribbean and Latin American markets, and knowledge of the Company’s operations are an asset to the Company.

Director since 2019 • Independent • Audit Committee • Information Technology Committee

Aldo J. Polak
Age: 50

Mr. Polak has been a director since May 2019. Mr. Polak founded The ALP Group LLC, which will focus on merchant banking services, and where he serves as Managing Partner since April 2024. From November 2021 until January 2024, he was Managing Director at Mizuho, and from April 2021 until October 2021, he was the Managing Member of Ionos Capital Partners LLC, an investment vehicle company. Prior to that, Mr. Polak served as Chief Investment & Development Officer at Cisneros Group of Companies, a private conglomerate focused on digital advertising, media and entertainment, real estate and new technologies, from April 2019 to April 2021. Before his tenure at Cisneros, he spent over 15 years as an investment banker in Wall Street, including heading the Latin America efforts at LionTree, a global investment and merchant banking firm, from 2013 to March 2019. He currently serves on the boards of two charitable organizations, LatinoU and Reaching U, and is chairman of the latter. He is also involved with Endeavor as a panelist and mentor to entrepreneurs. Mr. Polak’s significant experience in M&A, strategy and corporate development, and his network of corporate relationships in Latin America and in the payments sector provide great value to the Board.

Director since 2019 • Independent • Compensation Committee • Information Technology Committee

Alan H. Schumacher
Age: 77

Mr. Schumacher has been a director since April 2013. For 23 years he worked at American National Can Corporation, a manufacturing company, as well as at American National Can Group Inc, a manufacturer of metal cans, where he served as Vice President, Controller and Chief Accounting Officer until 1997 and as Executive Vice President and Chief Financial Officer from 1997 until his retirement in 2000. He is a former member of the Federal Accounting Standards Advisory Board, and currently serves as a director of Warrior Met Coal, Inc. (NYSE: HCC), Albertsons Companies, Inc. (NYSE: ACI), and Pendrick Capital Partners LLC. Mr. Schumacher has substantial expertise in accounting, reporting, audit and financial matters and, as such, is able to provide valuable contributions to our Board in its oversight functions.

Director since 2013 • Independent • Audit Committee Chair • Nominating and Corporate Governance Committee
6    Evertec, Inc. 2024 Proxy Statement

Brian J. Smith
Age: 68

Mr. Smith has been a director since February 2016. Mr. Smith served in various executive level positions in The Coca-Cola Company, including as President and Chief Operating Officer from January 2019 until September 2022, and as a senior executive from October 2022 until his retirement in February 2023. From 2016 until December 2018, he served as President of its Europe, Middle East and Africa (EMEA) Group and, prior to that, he held other strategic and management roles. Mr. Smith serves as an independent director for Arca Continental (BMV: AC). He also serves as a director for Intercrew/Mantra Chain, a digital assets decentralized exchange platform headquartered in Switzerland, with operations in Hong Kong, Dubai, the United States, and Brazil, and as an independent director for Grupo Romero, a privately held multinational group headquartered in Perú with operations and companies in various industries and sectors, and presence throughout Latin America. Like other members of the Board, Mr. Smith has substantial managerial experience in Latin America. His extensive expertise in management and corporate strategy makes him a valuable asset to the Company.

Director since 2016 • Independent • Compensation Committee • Nominating and Corporate Governance Committee Chair

Vote Required
The vote of the holders, present or represented by proxy, of capital stock of the Company representing a majority of the votes of capital stock of the Company entitled to vote thereon present in person or by proxy at the Annual Meeting is required to elect a director.

Evertec, Inc. 2024 Proxy Statement     7

Corporate governance

Overview
The Company’s business affairs are conducted under the direction of the Company’s Board in accordance with the Puerto Rico General Corporation Act of 2009, as amended, and the Company’s Certificate of Incorporation and Bylaws. Members of the Board are informed of the Company’s business through discussions with management, by reviewing materials provided to them and by participating in meetings of the Board and its committees.

Board composition
Pursuant to the Company’s Certificate of Incorporation and Bylaws, the number of directors on our Board will consist of one or more members, and the member will be determined by resolution of the Board, with each director serving until the Company’s next annual meeting of stockholders and until their successors are duly elected and qualified. Our current Board profile is as follows:
*Tenure and ages as of the filing date of this Proxy Statement.

Director	Skills and Experiences

Frank G. D’Angelo	☑	☑		☑	☑
Morgan M. Schuessler, Jr.	☑	☑		☑
Olga Botero	☑	☑		☑		☑	☑
Kelly Barrett			☑	☑			☑
Virginia Gambale	☑			☑			☑
Jorge A. Junquera	☑	☑	☑	☑			☑
Iván Pagán	☑	☑	☑	☑	☑		☑
Aldo J. Polak		☑	☑		☑
Alan H. Schumacher			☑	☑
Brian J. Smith		☑	☑		☑		☑
8    Evertec, Inc. 2024 Proxy Statement

Below please find the current Board composition:

Frank G. D’Angelo	Chairman of the Board, Independent	9 of 10 directors are independent in compliance with NYSE rules
Morgan M. Schuessler, Jr.	President and CEO, Non-Independent
Kelly Barrett	Director, Independent
Olga Botero	Director, Independent
Virginia Gambale	Director, Independent
Jorge A. Junquera	Director, Independent
Iván Pagán	Director, Independent
Aldo J. Polak	Director, Independent
Alan H. Schumacher	Director, Independent
Brian J. Smith	Director, Independent
A majority of the directors of the Board must meet the criteria for independence established by the Board in accordance with the NYSE general independence standards. The Board has determined that, with the exception of Mr. Schuessler, all directors serving as of the filing date of this Proxy Statement are independent in accordance with NYSE rules.
Mr. Schuessler has been a management director since April 1, 2015 and, as such, is not considered independent. Pursuant to the terms of his Amended and Restated Employment Agreement, dated as of February 24, 2022, the Company shall cause Mr. Schuessler to continue to be nominated for election as a member of the Board for so long as he holds the office of CEO of Evertec.

Board committees
The Board has four standing committees:
Pursuant to our Bylaws, the Board may establish additional committees. As of the filing date of this Proxy Statement, the Board has not established additional committees besides those described in this Proxy Statement. Each of our Board committees acts pursuant to a written charter (as amended and restated) adopted by the Board. You may find copies of each committee’s charter on the Company’s website at https://ir.evertecinc.com/govdocs.
Below please find a description of each of the Board’s four standing committees:

Evertec, Inc. 2024 Proxy Statement     9

Audit Committee
Members:
Alan H. Schumacher, Chairperson • Olga Botero • Virginia Gambale • Jorge A. Junquera • Iván Pagán

• Met 12 times during 2023
• Must consist of at least 3 Board members (including a chairperson) who must meet at least 4 times a year, including once every fiscal quarter
• All members qualify as “independent” under SEC and NYSE rules, including additional independence requirements applicable to members of an audit committee
• All members are “financially literate” under NYSE rules
• Each of Messrs. Schumacher, Junquera and Pagán is considered a “financial expert” under SEC rules

The Audit Committee’s responsibilities include, among other things:
•overseeing: (i) our financial reporting process with respect to the integrity of our financial statements and our internal controls over financial reporting, (ii) the performance of our internal audit function, (iii) our management policies regarding risk assessment and management, and (iv) our compliance with laws and regulations
•discussing with senior management and the Company’s independent registered public accounting firm the Company’s major financial and control-related risk exposures, and steps that management has taken to monitor and control such exposures
•reviewing and meeting quarterly with the Company’s risk officer regarding the overall implementation of the Company’s ERM framework and program, which includes (i) ensuring the placement of controls needed to establish a strong internal control environment, and receiving periodic status reports on management’s ERM progress, and (ii) overseeing the Company’s risk exposure, and validating management’s active role in assessing, managing and mitigating risks
•establishing procedures for handling complaints regarding accounting or auditing matters

Compensation Committee
Members:
Frank G. D’Angelo, Chairperson • Kelly Barrett • Aldo J. Polak • Brian J. Smith

• Met 4 times during 2023
• Must consist of at least 3 Board members (including a chairperson) who must meet at least once a year
• Each member qualifies as “independent” under NYSE rules, including additional independence requirements applicable to members of a compensation committee, and as a “non-employee independent director,” as defined in Section 16b-3 of the Securities Exchange Act

The Compensation Committee’s responsibilities include, among other things:
•reviewing and recommending policy relating to the compensation and benefits of our officers, directors and employees, including reviewing and approving corporate goals and objectives relevant to the compensation of the CEO and other senior officers
•evaluating the performance of senior officers in light of the Company’s goals and objectives, and reviewing and approving the compensation of senior officers based on such evaluations
•overseeing risks related to the Company’s cash and equity-based compensation programs and practices
•overseeing succession planning for the CEO and senior management
•producing an annual report on executive officer compensation as required by the SEC, which is included in this Proxy Statement
10    Evertec, Inc. 2024 Proxy Statement

•administering the Company’s incentive compensation plans (including equity-based incentive compensation plans)
•overseeing the preparation of, and reviewing and discussing with senior management, the disclosures made in the Compensation Discussion and Analysis, and recommending to the Board whether the Compensation Discussion and Analysis should be included int he Company’s Annual Report on Form 10-K and/or the Company’s Proxy Statement, as applicable

Nominating and Corporate Governance Committee
Members:
Brian J. Smith, Chairperson • Frank G. D’Angelo • Jorge A. Junquera • Alan H. Schumacher

• Met once during 2023
• Must consist of at least 3 Board members (including a chairperson) who must meet at least once a year
• Each member qualifies as “independent” under applicable NYSE rules

The Nominating and Corporate Governance Committee’s responsibilities include, among other things:
•evaluating the composition of the Board and its committees and planning for Board member succession
•assisting the Board in identifying individuals qualified to serve as members of the Board its committees, consistent with criteria approved by the Board, and recommending to the Board the director nominees for the next annual meeting of stockholders
•leading the Board in its annual review of the Board and its committees, and serving as the administrator of the annual self-assessment of the Board and its standing committees
•overseeing management initiatives related to ESG matters
•reviewing and recommending to the Board any revisions to the Board’s corporate governance guidelines
•overseeing risks related to the composition and structure of the Board and its committees and the Company’s corporate governance practices

Information Technology Committee
Members:
Olga Botero, Chairperson • Kelly Barrett • Virginia Gambale • Iván Pagán • Aldo J. Polak

• Met 5 times during 2023
• Must consist of at least 3 Board members (including a chairperson) who must meet at least twice a year

The Information Technology Committee’s responsibilities include, among other things:
•assisting the Board in overseeing the integrity of the Company’s information and technology system, IT-related risks, IT security and cybersecurity, and IT infrastructure and strategy
•advising and making recommendations to the Board regarding the state of the Company’s cybersecurity preparedness, and reviewing the threat landscape facing the Company
•periodically reviewing and reassessing the adequacy of the Company’s IT program, policies and procedures and recommending proposed changes to the Board for approval, if required
•overseeing the Company’s internal IT Governance Committee
•monitoring and evaluating the effectiveness of the Company’s IT security and cybersecurity protocols, including IT disaster recover capabilities

Evertec, Inc. 2024 Proxy Statement     11

Director qualifications
Size of our Board
Pursuant to the Company’s Certificate of Incorporation and Bylaws, the size of the Board must consist of at least one member and the number will be determined by resolution of the Board. Our Board currently consists of 10 members.
Candidates for Board membership
The Nominating and Corporate Governance Committee identifies candidates for Board membership that meet the current challenges and needs of the Board. The Nominating and Corporate Governance Committee considers the following factors, among others, when determining whether a person is a suitable candidate for nomination for election to the Board:

diversity	background	expertise	independence	other factors
traditional diversity concepts such as race, ethnicity, gender, age and nationality, and business diversity (e.g., appropriate combination of educational background, work experience and professional skills)	educational and work experience, together with attributes and leadership experience that are relevant to the Company’s strategy	expertise in the payments industry and/or Latin America markets	independence of nominees, which includes the avoidance of the appearance of any conflict in serving as a member of the Board	financial literacy, risk management expertise, ESG expertise, character, availability and commitment
The Board believes that diversity is key to our success. As discussed above, the Nominating and Corporate Governance Committee considers diversity, among other factors such as expertise, professional background, independence and other appropriate qualities, in determining whether a person is a suitable candidate for nomination for election to our Board. Pursuant to our Corporate Governance Guidelines, the Nominating and Corporate Governance Committee not only considers traditional demographic diversity concepts (such as race, ethnicity, gender, age and nationality) in the context of the needs of our Board, but also diversity of work experiences, academic backgrounds, skills and viewpoints.
Our Board currently has three female directors, and four of its directors identify as Hispanic. The Nominating and Corporate Governance Committee and the Board will evaluate recommendations for director nominees submitted by directors, management, professional search firms or stockholders in the same manner, using the criteria stated above. In addition to evaluating stockholder recommended candidates for nomination as a director using consistent criteria as discussed above, the Nominating and Corporate Governance Committee shall give appropriate consideration to such candidates in accordance with the Bylaws. The Board will continue to identify opportunities to enhance our Board, including with respect to diversity, as it considers appropriate candidates. From time to time, the Nominating and Corporate Governance Committee may engage, if it deems appropriate, a professional search firm to assist in evaluating director nominees as well.
For further discussion of our diversity efforts, please refer to the “Environmental, Social and Governance (ESG) Matters” section of this Proxy Statement, and our ESG summary, which is available at our website https://www.evertecinc.com/en/our-purpose/; this ESG summary is not incorporated by reference into this Proxy Statement.
Directors’ and officers’ questionnaire
All director nominees must complete a form of directors’ and officers’ questionnaire to determine, among other things, their independence, financial literacy, risk management experience, beneficial ownership interest of the Company’s outstanding common stock, and any possible conflict of interest in relation to the Company or its
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business, as part of the nominating process. For further discussion of our directors’ and officers’ questionnaire, please refer to the “Board and Committee Evaluation” section of this Proxy Statement.
Board vacancies
In accordance with our Certificate of Incorporation and Bylaws, the election of directors need not be by written ballot. If there are any vacancies on our Board, then our entire Board has the right to nominate the individuals to fill such vacancies, subject to applicable law. For more information on our directors’ qualifications, please see our Corporate Governance Guidelines available on our website at https://ir.evertecinc.com/govdocs.

Board leadership structure
The Board recognizes that one of its key responsibilities is to evaluate and determine its optimal leadership structure so as to provide independent oversight of management. The Board believes that, given the dynamic and competitive environment in which we operate, the optimal board leadership structure may vary as circumstances warrant. In consideration of the above, the Board has determined that it is in the best interests of the Company and its stockholders to maintain separate the roles of CEO and Board Chairman.
Our Board believes that our current structure, with an independent Chairman who is well-versed in the needs of our complex business and has strong, well-defined governance duties, gives our Board a strong independent leadership and corporate governance structure that best serves the needs of Evertec and its stockholders. We believe this leadership structure also permits the Board to have a healthy dynamic that enables its members to function to the best of their abilities, individually and as a unit. The Board has the ability to change its structure should it deem a restructuring of the Board to be appropriate and in the best interests of the Company and its stockholders. The Board expects to continue to evaluate its leadership structure on an ongoing basis and may make changes as appropriate.
Board and committee processes and procedures, including regular executive sessions of non-management directors and a regular review of the Company’s and our executive officers’ performance, provide substantial independent oversight of our management’s performance. Our Board believes its current leadership structure is appropriate because it effectively allocates authority, responsibility, and oversight between management and the independent members of our Board. In the event a non-independent director serves as Chairperson of the Board, as per the Company’s Corporate Governance Guidelines, the Board will appoint a lead independent director to serve as the liaison between the Chairperson and the independent and non-employee directors. For more information about our Corporate Governance Guidelines, please visit our website at https://ir.evertecinc.com/govdocs.

Executive sessions
The non-management members of the Board meet in regularly scheduled executive sessions. Mr. D’Angelo, as our current independent Chairman of the Board, presides over the regularly scheduled executive sessions at which he is present.

Chairman duties
As an independent Chairman of the Board, Mr. D’Angelo leads the activities of the Board. As part of his duties and responsibilities, Mr. D’Angelo is charged with, among other matters: (i) convening and presiding over all Board meetings, (ii) setting the agenda for the Board, in conjunction with the CEO and the Secretary of the Board, (iii) advising the CEO on Company strategy, and (iv) acting as liaison between non-management directors and management of the Company.

Director compensation
The Board’s Director Compensation Policy (the “Director Compensation Policy”) has been designed to ensure that the Company attracts, retains and compensates skilled and experienced directors to serve on the Board. Pursuant to the Board’s Director Compensation Policy only non-employee directors who qualify as independent directors are eligible to receive compensation for their services. In July 2023 the Director Compensation Policy was amended to increase the Board equity retainer to $152,500, and both the Nominating and Corporate Governance Committee’s

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and Information Technology Committee’s chair and member retainers to $21,000 and $7,000, respectively. Pursuant to the Director Compensation Policy, our independent directors are compensated as follows:

Annual Retainers	Chair		Member
Board Retainer: Cash + Equity Compensation	$325,000	(1)	$235,000	(2)
Committee Retainers (in addition to Board compensation):(3)
Audit Committee	$25,000		$12,500
Compensation Committee	$20,000		$10,000
Nominating and Corporate Governance Committee	$21,000		$7,000
Information Technology Committee	$21,000		$7,000
(1)Includes $127,500 paid in cash and $197,500 paid in equity, which represents approximately 39% and 61% of the total Board chair retainer, respectively.
(2)Includes $82,500 paid in cash and $152,500 paid in equity, which represents approximately 35% and 65% of the total member Board retainer, respectively.
(3)All committee retainers are paid in cash.

Pursuant to the Director Compensation Policy, each independent director may elect to receive all or a portion of his or her Board cash retainer as equity compensation. Furthermore, independent directors shall be paid a per-meeting cash fee of $1,500 if the number of meetings in a service year (i.e., as measured from one annual meeting of stockholders to the next) exceeds the established threshold number of meetings. The threshold number of meetings after which the $1,500 per-meeting cash fee would apply are set forth in the table below; in each case (i) per service year and (ii) regardless of whether the meetings are in person or via teleconference. During 2023, the Company did not pay any per-meeting fees.

Board and Committee	Threshold Number of Meetings
Board	14
Audit Committee	14
Compensation Committee	10
Nominating and Corporate Governance Committee	8
Information Technology Committee	8
In accordance with the above compensation structure, on June 1, 2023 the Company granted RSUs to the non-management independent directors, with vesting of the RSUs occurring on May 31, 2024. If a non-management independent director is appointed to the Board other than as a result of election or reelection at the Company’s annual meeting of stockholders, his or her award of RSUs will be made as soon as practicable following such appointment. Other restrictions may apply; for more details, please refer to the “Stock Ownership Guidelines” section under the “Compensation Discussion and Analysis” of this Proxy Statement.
The following table shows the compensation earned by our non-employee directors for their services in 2023:

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)
Frank G. D’Angelo	153,500	177,500	331,000
Kelly Barrett	97,500	132,500	230,000
Olga Botero	105,000	132,500	237,500
Virginia Gambale(3)	60,164	132,500	192,664
Jorge A. Junquera	101,000	132,500	233,500
Iván Pagán	100,000	132,500	232,500
Aldo J. Polak	97,500	132,500	230,000
Alan H. Schumacher	113,500	132,500	246,000
Brian J. Smith	25,500	217,500	243,000
(1)Represents the annual retainer amounts earned during 2023 pursuant to the Director Compensation Policy.
(2)The RSU awards granted to each director in 2023 had a grant date fair value of $34.97 per share. For further discussion about share-based compensation, refer to Note 20 of the Audited Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended on December 31, 2023. The RSUs granted to our non-employee directors on June 1, 2023 (which were the only outstanding awards held by our non-employee directors) remained outstanding as of December 31, 2023, as follows:

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Name	RSUs (#)
Frank G. D’Angelo	5,075
Kelly Barrett	3,788
Olga Botero	3,788
Virginia Gambale	3,788
Jorge A. Junquera	3,788
Iván Pagán	3,788
Aldo J. Polak	3,788
Alan H. Schumacher	3,788
Brian J. Smith*	6,219
*Mr. Smith elected to receive all of his Board cash retainer as equity compensation.

(3)Ms.Gambale was appointed to the Board on May 25, 2023.

Director attendance matters
The Board’s functions and responsibilities are governed by the Certificate of Incorporation, the Bylaws, the charters of the Board’s standing committees, the Corporate Governance Guidelines and Puerto Rico law. The Company does not have a formal policy with regards to Board member attendance at the Company’s annual meetings of stockholders. However, all directors are encouraged to attend each annual meeting of stockholders to provide our stockholders with an opportunity to communicate with directors about issues affecting the Company. Last year, eight of our directors attended the annual meeting. As required by the Company’s Bylaws, the Board meets as soon as practicable after the Company’s annual meeting of stockholders. Last year, all of our directors standing for election at the Company’s 2023 annual meeting of stockholders attended the meeting.
The Board met eight (8) times during 2023. None of our current directors attended less than 88% of their Board and respective committee meetings.

Board and committee evaluations
All of our directors must annually complete a series of director questionnaires, where each director provides information that helps the Board verify and determine, among other things, the directors’ experience, background, skills, independence, financial literacy, risk management experience, beneficial ownership interest of the Company’s outstanding common stock, and any possible conflict of interest in relation to the Company or its business.
Each director is also required to annually submit an individual self-assessment which helps assess and take steps to improve the Board’s and each of its committees’ effectiveness. The self-assessments contain a series of statements that are designed to obtain the director’s opinions and comments regarding his or her individual performance and the performance of the Board as a whole and the committee(s) on which he or she serves. To ensure confidentiality during this process, the self-assessments are completed and submitted on an anonymous basis. Each year, the results of the directors’ and officers’ annual questionnaires and self-assessments are discussed in the Nominating and Corporate Governance Committee and presented to the Board, following which the Board discusses any themes or issues that are identified.

Indemnification of directors and officers
The Certificate of Incorporation and Bylaws generally eliminate the personal liability of each of our directors for breaches of fiduciary duty as a director and indemnify directors and officers as described herein. Our Certificate of Incorporation and Bylaws limit the liability of our directors to the maximum extent permitted by Puerto Rico law. However, if Puerto Rico law is amended to authorize corporate action further limiting or eliminating the personal liability of directors, then the liability of our directors will be limited or eliminated to the fullest extent permitted by Puerto Rico law, as so amended.
Our Certificate of Incorporation and Bylaws provide that we will, from time to time, to the fullest extent permitted by law, indemnify our directors and officers against all liabilities and expenses in any suit or proceeding, arising out of their status as an officer or director or their activities in these capacities. We will also indemnify any person who, at our request, is or was serving as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, and is involved in a suit or proceeding arising out of such position. We may, by action of our Board, provide indemnification to our employees and agents within the same scope and effect as the

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foregoing indemnification of directors and officers. The right to be indemnified includes the right of an officer or a director to be paid expenses, including, without limitation, attorneys’ fees, in advance of the final disposition of any proceeding, provided that, if required by law, we receive an undertaking (from the relevant officer or director) to repay such expenses if it is determined that such officer or director is not entitled to be indemnified.
Our Board may take certain action it deems necessary to carry out these indemnification provisions, including purchasing insurance policies. Neither the amendment nor the repeal of these indemnification provisions, nor the adoption of any provision of our Certificate of Incorporation and Bylaws inconsistent with these indemnification provisions, will eliminate, reduce or adversely affect any rights to indemnification relating to such person’s status or any activities prior to such amendment, repeal or adoption.
Our Bylaws provide that we may maintain insurance covering certain liabilities of our officers, directors, employees, and agents, whether or not we would have the power or would be required under Puerto Rico law to indemnify them against such liabilities. We maintain a directors’ and officers’ liability insurance policy (the “D&O Liability Insurance”) for the protection of our directors and certain of our officers.
We have entered into our standard indemnification agreement with each of our directors in connection with his or her appointment to the Board. These indemnification agreements will require us to, among other things, indemnify our directors against liabilities that may arise by reason of their status or service as directors. We believe these provisions will assist in attracting and retaining qualified individuals to serve as directors and officers. These indemnification agreements also require us to advance any expenses incurred by the directors as a result of any proceeding against them as to which they could be indemnified and to use reasonable efforts to cause our directors to be covered by our D&O Liability Insurance policy. A director is not entitled to indemnification by us under such agreements if (i) the director did not act in good faith and in a manner he or she deemed to be reasonable and consistent with, and not opposed to, our best interests or (ii) with respect to any criminal action or proceeding, the director had reasonable cause to believe his or her conduct was unlawful.

Risk oversight
Enterprise Risk Management Policy
The Company has in place an Enterprise Risk Management Policy (the “ERM Policy”), the overall purpose and scope of which is the execution of risk management processes that provide for risk and exposure monitoring, the embedding or integration of risk management into all activities as an integral part of the Company’s business activities, and the development of comprehensive internal controls and assurance processes linked to key risks. As a result, the Company continuously implements risk management processes to facilitate the Company’s compliance with existing regulatory and industry standards, thereby protecting the value of the Evertec brand and reputation by applying a disciplined approach to risk management, governance and internal controls.
Board oversight
Our Board is involved in risk oversight through direct decision-making authority with respect to significant matters and the oversight of management by the Board and its committees. Among other areas, our Board, including its committees, is directly responsible for overseeing risks related to the Company’s overall strategy, including product, go-to-market and sales strategy, executive officer succession, business continuity, crisis preparedness, cybersecurity, ESG matters, and corporate reputational risks. In addition, the Company, under the supervision of the Audit Committee, has established procedures available to all employees for the anonymous and confidential submission of complaints or concerns relating to any matter to encourage employees to report questionable activities directly to the Company’s senior management and the Audit Committee.
Management Operating Committee
Our Management Operating Committee (the “MOC”), composed of members of senior management (including our CEO, COO, CFO, Chief Legal and Administrative Officer, heads of our business segments and such other officers of the Company as the CEO deems necessary or advisable for the proper conduct of the business of the Company), assists the Audit Committee with risk oversight responsibilities. The MOC delegates risk responsibilities throughout the Company through the Company’s Risk Officer, risk owners and risk working groups in order to define the Company’s risk appetite through a combination of limits and tolerances, and ensure that processes are implemented to identify, measure and assess risks.
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The ERM Policy requires regular reporting to ensure proper documentation of the Company’s ERM activities. The Risk Officer has been delegated the primary responsibility of reporting risk summaries to the Audit Committee. Members of senior management also report information regarding the Company’s risk profile directly to the Board from time to time. The Company believes that the work undertaken by the Board, the Board’s committees, the MOC and the Company’s senior management team enables the Board to effectively oversee the Company’s risk management processes.

Cybersecurity
The Board considers cybersecurity risk as part of its risk oversight function and has delegated to the Information Technology Committee oversight of cybersecurity and other technological risks, which includes, among other things: (i) oversight of IT and cybersecurity related risks with regard to the Company’s IT platforms and investments; (ii) advising and making recommendations to the Board regarding the state of the Company’s cybersecurity preparedness, including review of the threat landscape facing the Company; and (iii) monitoring and evaluating the effectiveness of IT security and cybersecurity protocols within the Company, including disaster recover capabilities.
Additionally, the Company has appointed a Chief Information Security Officer (“CISO”), who is responsible for establishing and maintaining the enterprise vision, strategy, and programs to ensure our information assets are adequately protected. The CISO reports directly to our Chief Legal and Administrative Officer (“CLAO”). The CLAO, CISO, and the information security staff periodically update the Information Technology Committee on the state of the Company’s cybersecurity program particularly with regards to key risk indicators, security incidents, security assessment results, and remediation and improvement plans.
The Audit Committee also receives periodical updates from the Director of Internal Audit on cybersecurity audits. The Information Technology Committee and Board review the Company’s Information Security Policy and Information Security Program on an annual basis to ensure that our policies, controls, activities, and priorities promote the resilience of the Company’s infrastructure and maintain a risk profile at a level commensurate with its risk appetite and compliant with current applicable regulatory requirements and leading industry standards and best practices.

Procedures for communications with the Board
Stockholders and any interested party may communicate directly with the Board. All communications should be directed to our Secretary of the Board at the address below and should prominently indicate on the outside of the envelope that it is intended for the Board or for non-management directors. If no director is specified, the communication will be forwarded to the entire Board. Communications to the Board should be sent to: Evertec, Inc., Board of Directors, care of the Secretary of the Board, Road 176, Kilometer 1.3, San Juan, Puerto Rico 00926. This process is also described in our website at https://ir.evertecinc.com/BoardofDirectors.

Management succession planning
The Company has in place a management succession plan applicable to our NEOs, the rest of our senior management team and other key positions within the Company, including certain manager positions. Pursuant to its charter, the Compensation Committee is responsible for developing and reviewing a succession plan for both our CEO and senior management, and recommending the approval of such succession plan to the Board. This succession plan is revised annually and includes both a long-term succession plan and an emergency succession plan.

Shareholder engagement
Evertec engages with stakeholder groups in a variety of ways, including, but not limited to, reviewing recent business trends, regulatory changes and stakeholder expectations. Our investor relations team, CEO and/or CFO regularly engage with investors, prospective investors and analysts through earnings calls, direct engagement and/or investor conferences. Other senior management members may also participate in such meetings to provide insight on the Company’s services, performance, strategy, and growth. Further, Board members may be included in areas of shareholder concerns regarding significant governance matters.

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Code of Ethics
For directors, officers and employees
Evertec’s ethical principles of integrity, honesty and good faith provide the foundation for our ethical business practices and standards. We have adopted a Code of Ethics that applies to all our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer and controller, and persons performing similar functions. The purpose of this Code of Ethics is to promote honest and ethical conduct and compliance with the law, while serving as a guide on our vision, mission and values.
Evertec is committed to the prevention of corruption and bribery in accordance with the laws and regulations in the jurisdictions where we operate. Each year our directors, officers and employees receive the Code of Ethics and agree to comply with its provisions, including compliance with our Anti-Corruption Policy and related procedures. Officers and Employees are also required to participate in annual trainings regarding anti-corruption and anti-bribery. We also protect the confidentiality of non-public information about our Company, customers, suppliers and other third parties, and have security controls in place to prevent the unauthorized disclosure of such information. Our employees sign a confidentiality agreement with Evertec which is confirmed on an annual basis.
Our Code of Ethics is published on our website at https://ir.evertecinc.com/codeofethics. We intend to include on our website any amendments to, or waivers from, a provision of the Code of Ethics that applies to our principal executive officer, principal financial officer, accounting officer, or controller, or persons performing similar functions and that relates to any element of the “code of ethics,” as defined by the SEC. We granted no waivers to our Code of Ethics in fiscal year 2023.
For vendors and service providers
We have in place a Code of Ethics for Vendors and Service Providers which defines and reaffirms these high standards and helps our vendors and service providers fully understand their duty to comply with ethical principles and all laws, rules and regulations applicable to the engaged service. When service providers make a commitment to work with Evertec, they also commit to the terms of our Code of Ethics for Vendors and Service Providers and to maintaining high standards, ethical business practices and compliance requirements materially similar to those stated in our Code of Ethics for directors, officers and employees. Vendors are required to certify, during the Company’s due diligence oversight process, that they comply with our Code of Ethics for Vendors and Service Providers. Our Code of Ethics for Vendors and Service Providers is published on our website at https://ir.evertecinc.com/vendorcode.

Environmental, social and governance (ESG) matters
ESG is woven into our culture and values. We believe it is our responsibility to deliver business success while at the same time doing what is best for our employees, customers, communities and the world around us. The Nominating and Corporate Governance Committee is responsible for monitoring, reviewing and making recommendations on ESG matters. Our Board, senior management and the ESG working group are committed to developing strong ESG practices that are essential for generating long-term value for all of our stakeholders. We are focused on making continuous progress on our ESG priorities, making a difference and increasing transparency with all of our stakeholders. As part of our ESG program, we invested approximately $1 million in the following initiatives under our corporate responsibility program during 2023: donations to cultural, environmental, art and socially-driven non-profit organizations, scholarships for undergraduate and graduate students in Puerto Rico, and donations to approved organizations under the Evertec Executive Fund Matching Program.
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We promote diversity and inclusion as part of our formula for innovation. We value diversity of backgrounds, ideas, thoughts and opinions. We embrace inclusion of our people, products and services, and integrating diversity in our strategies and business decisions. Approximately 99% of our employees are Latinos and we believe that approximately 90% of our managers are Latinos.
Our vision, mission and values are embedded in our corporate culture and in the way we manage our relationships with employees, clients, vendors and service providers. Thus, they are an integral part of our ethical business practices and standards. Below please find our Company’s core values.

We Care We care about our colleagues and our communities.
Collaboration Be inclusive, valuing diversity.
Responsibility Own my execution and act ethically.
Innovation Continuously improve what we do.
Agility Know and anticipate our customer needs.

For additional information related to the Company’s ESG program, including, but not limited to, governance practices, environmental footprint and resource reduction efforts, employee development initiatives, community involvement details and data security, please refer to our ESG tear sheet available on our ESG website at https://www.evertecinc.com/en/our-purpose/. The ESG website is not incorporated by reference into this Proxy Statement.
Additionally, please note that certain information provided herein may not be “material” under the federal securities laws for SEC reporting purposes and is instead presented in accordance with various ESG standards and frameworks (including standards for the measurement of underlying data), and the interests of various stakeholders. Much of this information is subject to assumptions, estimates or third-party information that is still evolving and subject to change. For example, our disclosures based on any standards may change due to revisions in framework requirements, availability of information, changes in our business or applicable government policies, or other factors, some of which may be beyond our control.

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Biographical information of our executive officers

Executive officers

Morgan M. Schuessler, Jr.
Age: 53

Mr. Schuessler joined the Company in April 2015 as our President and CEO. Please refer to the “Information About Director Nominees” section under Proposal 1 for Mr. Schuessler’s biographical information.

Joaquín A. Castrillo
Age: 41

Mr. Castrillo has served as our Executive Vice President, CFO and Treasurer since October 2018. From August 2018 until such appointment, he served as Interim CFO and Treasurer. He has worked at the Company since 2012 serving in roles of increasing responsibility, including as Vice President and Finance Manager from 2015 to 2018, and as Vice President and Finance Director in 2018 until his appointment as Executive Vice President, CFO and Treasurer. Prior to joining the Company, Mr. Castrillo was an Audit Manager in the Banking and Capital Markets group of PwC. Mr. Castrillo holds a B.B.A. with a double concentration in Finance and Accounting from Villanova University. He is also a Certified Public Accountant and a member of the Villanova University Finance Department Advisory Committee.

Daniel Brignardello
Age: 48

Mr. Brignardello has served as our Executive Vice President and Group Head of Latam since February 2024. Prior to that he was our Senior Vice President and Chief Delivery Officer from July 2021 to February 2024. Mr. Brignardello joined the Company in July 2017 as Vice President of Processing and Fraud Prevention Services. Prior to joining the Company, Mr. Brignardello served as Chief Operating Officer of PayTrue, a Uruguayan based payments solutions company, from 2003 through June 2017; and as a Senior Software Engineer for Trintech from 2000 through 2003. Mr. Brignardello has over 25 years of senior management experience in the payments sector. He has served as a teacher (Grade 1) in the cryptography university chair of the School of Engineering of the Universidad de la República in Uruguay from 2000 through 2003. Mr. Brignardello holds a degree as Computer Analyst from the School of Engineering of the Universidad de la República in Uruguay (2000), and a Program for Management Development (PMD) degree from the ESADE Business School in Barcelona, Spain (2009). Mr. Brignardello has been a Board member of ICT4V, a technology and innovation organization in Montevideo, Uruguay, since 2015.

Karla Cruz
Age: 39

Ms. Cruz has served as our Senior Vice President, Chief Accounting Officer, and Assistant Treasurer since April 1, 2024. Ms. Cruz has served as the Company’s Vice President of Finance since July 2019 with increasing responsibilities including Assistant Treasurer since April 2020, and Corporate Tax Director since August 2020. She has over 16 years of experience in finance and accounting. Prior to joining the Company, Ms. Cruz worked for PricewaterhouseCoopers LLP in roles of increasing responsibility for over 12 years, including as Assurance Director from April 2019 until June 2019, and as Assurance Senior Manager from 2016 until April 2019. Ms. Cruz holds a bachelor’s degree in accounting and finance from the University of Puerto Rico, is a Certified Public Accountant, and a member of the University of Puerto Rico Business Administration Faculty Alumni Advisory Board.

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Paola Pérez
Age: 40

Ms. Pérez has served as our Executive Vice President since February 2018 and Group Head of Puerto Rico since August 2022. Prior to that she was our Chief Administrative Officer from March 2020 to August 2022, and Senior Vice President of People and Culture from August 2017 until her appointment as Executive Vice President. She joined the Company in 2011 as Director of Internal Audit. Before joining Evertec, Ms. Pérez worked at Chartis as an External Reporting Manager for the Latin America Region, and PwC where she worked as a senior auditor. She obtained her Bachelor of Science in Accounting from Fairfield University, is a Certified Public Accountant and a board member of Lectores para el Futuro, a non-profit organization.

Luis A. Rodríguez
Age: 46

Mr. Rodríguez has served as our Executive Vice President since February 2017 and as Chief Legal and Administrative Officer since August 2022. He joined the Company in 2015 as Senior Vice President for Corporate Development, and was appointed General Counsel and Secretary of the Board in September 2016. Prior to joining the Company, Mr. Rodríguez served as Executive Director at J.P. Morgan in New York. Mr. Rodríguez holds a bachelor’s degree from the Woodrow Wilson School of Public and International Affairs at Princeton University and holds a Juris Doctor from Stanford Law School.

Diego Viglianco
Age: 54

Mr. Viglianco has served as our Executive Vice President and COO since June 2021, and was a consultant to the Company from March 2021 until his appointment as COO. Before joining the Company, Mr. Viglianco served as the CEO of Interbanking, S.A., a digital financial ACH/real time payments company headquarters in Argentina, from July 2019 to February 2021. Prior to that, he was the CEO of the Processing Division of Prisma Medios de Pago S.A. in Argentina from March 2017 to June 2019. Previously, he held senior management positions with MasterCard in Argentina and Miami, USA, and Promoción y Operación S.A. de C.V. (PROSA) in Mexico. Mr. Viglianco holds an MBA in Economy and Business Administration from ESEADE University, Argentina, and a Bachelor of Science in Engineering from the University of Salvador, Argentina.

Miguel Vizcarrondo
Age: 51

Mr. Vizcarrondo has served as our Executive Vice President since 2012, and as Chief Product & Innovation Officer since August 2022. Prior to that he was our Chief Commercial Officer for Puerto Rico and the Caribbean from 2021 to August 2022, and Head of Merchant Acquiring and Payment Processing from February 2012 until 2021. Prior to joining the Company in 2010, Mr. Vizcarrondo worked in Banco Popular de Puerto Rico for 14 years in a variety of roles, lastly as Senior Vice President of the Merchant Acquiring Solutions group from 2006 until he joined the Company in 2010. Mr. Vizcarrondo serves as a member of the Banco Popular Foundation, and as president for the Puerto Rico American Football Alliance, a youth sports league. Mr. Vizcarrondo holds a Bachelor of Science in Management, with a concentration in Finance, from Tulane University.

All ages shown are as of the filing date of this Proxy Statement with the SEC.
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Proposal 2
Advisory vote on executive compensation

The Board unanimously recommends that you vote “FOR” the approval of our executive compensation on an advisory basis.

Overview
In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act, stockholders are being asked to approve, on an advisory basis (Say-on-pay vote), the compensation of the NEOs, as set forth and discussed in the “Compensation Discussion & Analysis” section of this Proxy Statement, which includes compensation tables and related narrative discussion and analysis.
For the reasons outlined elsewhere in this Proxy Statement, we believe that our executive compensation program is well designed, appropriately aligns executive pay with Company performance, and incentivizes desirable behavior. Specifically, our executive compensation program is designed to attract, motivate and retain talented executive officers and align their interests with the long-term interests of the Company’s stockholders. Our compensation program:
•compensates executive officers fairly and competitively, which promotes management stability and supports the short- and long-term well-being of the Company,
•rewards performance that meets or exceeds established goals, and
•incentivizes a high level of performance while discouraging excessive risk-taking in the business.
For more details of our compensation program, please refer to the “Compensation Philosophy and Objectives” section under the “Compensation Discussion & Analysis” of this Proxy Statement.
The Board unanimously recommends that stockholders vote FOR the following resolution on an advisory basis:
“RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in this Proxy Statement, including the Compensation Discussion and Analysis, the accompanying compensation tables and the related narrative.”
Because your vote is advisory, it will be non-binding on the Board and the Company. However, the Board values stockholders’ opinions and your vote will provide information to our Compensation Committee regarding investor sentiment about our executive compensation philosophy, policies and practices, which the Compensation Committee will be able to consider when determining future executive compensation arrangements.

Vote Required
Approval of Proposal 2 requires the vote of the holders, present or represented by proxy, of capital stock of the Company representing a majority of the votes of capital stock of the Company entitled to vote thereon present in person or by proxy at the Annual Meeting.

22    Evertec, Inc. 2024 Proxy Statement

Compensation discussion and analysis

Performance highlights
We displayed strong commitments to our communities, clients, employees, and stockholders during 2023. In February 2023, the Company acquired 100% of paySmart, a company headquartered in Porto Alegre, Brazil, which provides issuer processing services and BIN sponsorship services for prepaid programs under domestic and international schemes in Brazil. This acquisition contributed to our expansion efforts in Brazil and complimented our current product offering in this important market. Further, in November 2023, the Company acquired Sinqia, a leading player in the market of software for financial services in Brazil, completing yet another important step in the Company’s strategic objective of becoming one of the leading Fintechs for the LATAM region. Sinqia provides us with a meaningful presence in Brazil, expanding our footprint in an exciting market, enhancing revenue growth, and boosting our ability to execute in a high-growth region.

Sinqia named to the IDC FinTech Rankings Top 100 for 5 consecutive years by the International Data Corporation
Some of the financial highlights for the fiscal year ended December 31, 2023 include:
All amounts are approximates. For more information on the Company’s financial performance in 2023, please refer to our Annual Report on Form 10-K for the fiscal year ended on December 31, 2023.
The non-GAAP measures referenced herein are supplemental measures of the Company’s performance and are not required by, or presented in accordance with GAAP. They are not measurements of the Company’s financial performance under GAAP and should not be considered as alternatives to total revenue, net income or any other performance measures derived in accordance with GAAP or as alternatives to cash flows from operating activities, as indicators of operating performance or as measures of the Company’s liquidity.
In addition to GAAP measures, management uses non-GAAP measures to focus on the factors the Company believes are pertinent to the daily management of the Company’s operations and believe that they are also frequently used by analysts, investors and other interested parties to evaluate companies in this industry. A reconciliation of the non-GAAP measures to the most directly comparable GAAP measure are included in Appendix A. These non-GAAP measures include EBITDA, Adjusted EBITDA, Adjusted Net Income and Adjusted Earnings per common share and are defined in the “Frequently used defined terms and acronyms in this Proxy Statement” section.
The Adjusted EBITDA measure is reported to the chief operating decision maker for purposes of making decisions about allocating resources to the segments and assessing their performance. For this reason, Adjusted EBITDA, as it relates to the Company’s segments, is presented in conformity with Accounting Standards Codification 280, Segment Reporting, and is excluded from the definition of non-GAAP financial measures under the Securities and Exchange Commission’s Regulation G and Item 10(e) of Regulation S-K. In addition, the Company’s presentation of
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Adjusted EBITDA is substantially consistent with the equivalent measurements that are contained in the senior secured credit facilities in testing Evertec Group’s compliance with covenants therein such as the senior secured leverage ratio.

Outside advisors
The Compensation Committee uses FW Cook to assist it in its review of our entire executive and director compensation program. In February 2024, the Compensation Committee assessed the independence of FW Cook and whether its work raised any conflict of interest, taking into consideration the independence factors set forth in applicable SEC and NYSE rules, and determined that FW Cook was independent and its work raised no conflict of interest. Aside from its work for the Compensation Committee, FW Cook does no other work for the Company.

Executive compensation highlights
Our compensation program for NEOs consists of the following core elements:

The charts below set forth the target compensation mix for the CEO and the average target compensation mix for the rest of our NEOs during 2023:

For purposes of these charts, “base salary” includes base salary and applicable statutory Christmas bonus, as such amounts are disclosed for each of our NEOs in this “Compensation Discussion and Analysis” section.

24    Evertec, Inc. 2024 Proxy Statement

Named executive officers (NEOs)
The table below sets forth a list of our NEOs for 2023, who were all employed by Evertec Group and also served in similar functions for the Company during fiscal year 2023.

Name	Title
Morgan M. Schuessler, Jr.	President and Chief Executive Officer
Joaquín A. Castrillo	Executive Vice President, Chief Financial Officer and Treasurer
Guillermo Rospigliosi*	Executive Vice President and Group Head of Latam
Diego Viglianco	Executive Vice President and Chief Operating Officer
Miguel Vizcarrondo	Executive Vice President and Chief Product and Innovation Officer

*Effective April 1, 2024, Mr. Rospigliosi is no longer employed by Evertec Group and does not serve in any role or capacity for the Company or any of its affiliates.

Compensation philosophy and objectives
The Compensation Committee is responsible for establishing, implementing and continually monitoring adherence with our general compensation philosophy and objectives. As part of its duties and responsibilities, the Compensation Committee determines our CEO’s compensation, approves the compensation of our other executive officers and directors, and administers our equity-based compensation plans, in which our NEOs may participate. The Compensation Committee is also charged with overseeing the risk assessment of the compensation arrangements applicable to our executive officers and other employees, and reviewing and considering the relationship between risk management policies and practices, and compensation.
The Compensation Committee meets as often as necessary, but at least once annually. While ultimate responsibility for compensation recommendations rests with the Compensation Committee, it has the authority to hire a compensation consultant to assist it in fulfilling its duties. As previously noted, the Compensation Committee has engaged FW Cook to advise it on the fulfillment of its duties. The Compensation Committee’s intent is to ensure that the total compensation paid to our executive officers is fair, reasonable and competitive. The Company’s compensation philosophy is to target the market median in recognition of the sample size of our compensation peer group. Compensation for our NEOs has been designed to provide rewards commensurate with each NEO’s contribution.
The philosophy embedded in our compensation program is to: (i) support an environment that rewards performance against established goals; (ii) provide fair salary, benefits and incentive compensation in order to foster stability at the management level and support our short- and long-term success; (iii) align the interests of executives with the long-term interests of stockholders through equity-based awards; and (iv) develop incentives to achieve high levels of performance without encouraging excessive risk-taking.
Our executive compensation strategy is designed to: (i) attract and retain highly qualified executives; (ii) provide executives with compensation that is competitive within the industry in which we operate; (iii) establish compensation packages that take into consideration the executive’s role, qualifications, experience, responsibilities, leadership potential, creativity, individual goals and performance; and (iv) align executive compensation with the achievement of our business objectives.
This CD&A reflects a discussion of our compensation objectives and philosophy, as well as the elements of our total NEO compensation packages. The Compensation Committee may conduct further review of the executive compensation philosophy and objectives from time to time and reserves the right to make changes to the executive compensation practices as it considers appropriate.

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Say-on-pay
The Board carefully considers the results of our stockholders’ advisory say-on-pay vote. Our stockholders continue to express support for the Company’s executive compensation program with the Company receiving approximately 98.5% advisory approval in 2023. In consideration of this continued strong support, the Board maintained the principal features and performance-based elements of the executive compensation program in 2023. At the Annual Meeting, the Company’s stockholders will again have the opportunity to provide feedback regarding Evertec’s executive compensation program through the advisory say-on-pay vote included as Proposal 2 in this Proxy Statement.

Role of executive officers in compensation decisions
Every year our CEO defines and recommends to the Compensation Committee the corporate and individual objectives for each of our other NEOs. The Compensation Committee has the authority to modify these objectives as it deems necessary and approve the final incentive opportunity which will be communicated by the CEO to such NEOs. Our CEO reviews the performance of each of our other NEOs annually and formulates recommendations based on these reviews, including recommendations with respect to salary adjustments, annual incentive award targets and actual payout amounts. These recommendations are presented to the Compensation Committee, which has the discretion to modify any recommended adjustments or awards to executives, including our NEOs.
The Compensation Committee annually reviews the performance of our CEO during an executive session of the Compensation Committee. The Compensation Committee has final approval over all compensation decisions, including, but not limited to base salary, cash, and equity awards for all of our NEOs. Although the CEO is present to discuss recommendations pertaining to each of our other NEOs, our CEO is not permitted to attend those portions of meetings of the Compensation Committee during which the CEO’s performance and/or compensation is discussed, unless specifically invited by the Compensation Committee.

Competitive compensation practices
As part of the Company’s comprehensive review of its compensation programs and practices, the Compensation Committee, with input from FW Cook, annually reviews and approves an executive compensation peer group to assist in evaluating the competitiveness of NEO compensation in terms of both dollar opportunity and compensation structure and design. Evertec’s industry continues to experience consolidation, the result of which has been a historical scarcity of peer replacements of appropriate size and business focus. In an effort to widen the aperture of potential comparable companies for consideration, the Compensation Committee considers several factors such as:
•the extent to which the peer companies compete with Evertec in one or more lines of business for executive talent and for investors,
•the statistical reliability in terms of the total number of companies in the peer set,
•the comparability of revenues, market capitalization, total assets and number of employees, and
•a “peer of peer” analysis.
The compensation peer group that the Compensation Committee used to make its NEO compensation decisions in 2023 was the following:

Peer Group
ACI Worldwide	EVO Payments	MoneyGram International
Black Knight	ExlService Holdings	Q2 Holdings
CSG Systems International	Green Dot Corp.	Repay Holdings Corporation
Euronet Worldwide	Jack Henry & Associates	WEX
Everi Holdings	International Money Express	Verra Mobility
26    Evertec, Inc. 2024 Proxy Statement

FW Cook last conducted a peer group review in December 2023. The Compensation Committee decided to keep the same peer group listed above for NEO compensation decisions for the year 2024.
As previously discussed, Evertec’s compensation philosophy targets the market median, which the Compensation Committee views as appropriate given Evertec’s positioning relative to its peers based on size factors including market capitalization. Given the Company’s headquarters are located in Puerto Rico, the Compensation Committee must balance the challenges of attracting and retaining experienced local executive talent with talent from the mainland United States and elsewhere.
The Compensation Committee’s access to competitive benchmarking is a critical element to understanding the current environment for executive talent. Along with other factors, this information enables the Compensation Committee to make well-informed decisions on recruitment and retention of key executives. FW Cook last prepared a benchmark compensation study on behalf of the Compensation Committee for NEOs in February 2024 and for directors in July 2023.

Elements of compensation
The Compensation Committee believes the compensation packages provided to our executives, including our NEOs, should include both cash and equity-based incentives that reward performance against established business goals and that discourage management from taking unnecessary and/or excessive risks that may harm the Company. Our compensation program for our NEOs consists of the following core elements:

Base salary
We provide our NEOs and other employees with a base salary to compensate them for services rendered during the year. This fixed element of our compensation program is determined for each executive based on position and scope of responsibility. Annual base salary for our NEOs is subject to review and approval by the Compensation Committee. In reviewing base salaries, the Compensation Committee may consider, among other factors:
•changes in the executive’s individual responsibility,
•analysis of the executive’s compensation, both internally (i.e., relative to other Company officers) and externally (i.e., relative to similarly situated executives at peer companies), and
•individual executive performance.
Having considered these factors, and to ensure that our total compensation packages are competitive with those provided by our peer companies and our competitors for top executive talent, and after consultation with FW Cook, the Compensation Committee approved the following base salaries for our NEOs, effective as of July 1, 2023:

NEOs	2023 Base Salary ($)(1)	2022 Base Salary ($)(2)	Percent Change (%)
Morgan M. Schuessler, Jr.	832,000	800,000	4%
Joaquín A. Castrillo	450,000	397,838	13%
Guillermo Rospigliosi	393,382	381,924	3%
Diego Viglianco	450,000	395,000	14%
Miguel Vizcarrondo	393,382	381,924	3%
(1)Base salaries as of December 31, 2023.
(2)Base salaries as of December 31, 2022.
On February 14, 2024, after consultation with FW Cook, the Compensation Committee approved base salary increases for Messrs. Schuessler, Castrillo, Viglianco and Vizcarrondo to $856,960, $463,500, $463,500, and $405,183, respectively, effective as of July 1, 2024.

Annual cash incentive
Our Compensation Committee, with FW Cook’s recommendations, places considerable weight on the achievement of certain quantitative factors as reflected in the corporate component of the Company’s
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annual cash incentive program, thus strengthening our commitment to a pay-for-performance compensation philosophy.
The target annual cash incentive as a percentage of salary is a mix between corporate performance, business metric (as applicable) and individual performance elements.
•For our CEO and CFO: the corporate and individual objective components were established at 90% and 10% of the overall cash incentive targets, respectively.
•For NEOs in charge of business segments: (i) business metrics were established for (a) Mr. Rospigliosi, at 60% and (b) Mr. Vizcarrondo, at 30%; and (ii) corporate and individual objective components were established (a) for Mr. Rospigliosi, at 20% and 20%, respectively, and (b) for Mr. Vizcarrondo, at 50% and 20%, respectively, of the overall incentive targets.
•For NEOs with support functions (to which the business metric was not applicable): the corporate and individual objective components were established for Mr. Viglianco at 75% and 25% of the overall cash incentive targets, respectively.
Under the corporate component of the annual cash incentive program, the Compensation Committee included financial performance goals related to “Revenues” and “Adjusted Net Income” for 2023, as shown in the table below, which directly align to our overall strategy and support increases in stockholder value. The financial performance measures, their relative weightings, the threshold, target and maximum achievement levels and actual performance (ranging from 50% payout of target at threshold to 150% payout of target at maximum with linear interpolation between the performance levels) for 2023, as approved by the Compensation Committee, were as follows:

Metric	Weight	Threshold (90%) (000's)	Target (100%) (000's)	Maximum (110%) (000's)
Revenues	40%	$576,902	$641,002	$705,102
Adjusted Net Income	60%	$153,783	$170,870	$187,957
Below please find the Company’s performance in those two metrics during 2023:

Metric	Performance (000's)	% Difference (Target)	Payment Score	Weighted Score
Revenues	$671,134	4.70%	143.50%	49.40%
Adjusted Net Income	$185,823	8.75%	143.76%	86.25%
CORPORATE PERFORMANCE METRIC PAYOUT SCORE:				135.65%
For purposes of calculating the annual cash incentive for 2023, the Compensation Committee approved a modification to “Revenues” to exclude the impact of the Sinqia acquisition. Furthermore, under the annual cash incentive program, our NEOs were eligible to earn 0% to 150% of the individual component based on each executive’s individual performance, which is assessed and given a performance rating. If the NEO’s individual performance rating is “Below Minimum Acceptable Performance,” such NEO will not receive any portion of the annual cash incentive, regardless of the corporate component or business metric results. Other ratings for NEOs will result in the individual performance component being modified by factors ranging from 50% for a rating of “Needs Development” to 150% for a rating of “Exceptional Performance.” For 2023, none of our NEOs received a rating of “Below Minimum Acceptance Performance.”
The corporate performance metric was calculated at 135.65% payout. The executive’s successful implementation and completion (or lack thereof) of audit observations, ERM action items and achievement of the financial budget are also considered as part of the actual cash incentive payout calculation.
The actual incentive payout for each of our NEOs for 2023 was as follows:
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NEOs	Target Cash Incentive (%)	Corporate Performance (%)	Business Metric (%)	Individual Performance (%)	Target Cash Incentive ($)	Actual Cash Incentive Payout ($)(1)
Morgan M. Schuessler, Jr.	125	90	—	10	1,040,000	1,413,665
Joaquín A. Castrillo	85	90	—	10	382,500	514,452
Guillermo Rospigliosi	85	20	60	20	334,375	453,309
Diego Viglianco	85	75	—	25	382,500	482,462
Miguel Vizcarrondo	85	50	30	20	334,375	450,904
(1)     Actual cash incentive payout amount may include adjustments in connection with budget, enterprise risk action plans and audit plans. Actual cash incentive payout breakdown is as follows:

NEOs	Corporate ($)	Business ($)	Individual ($)
Morgan M. Schuessler, Jr.	1,269,729	—	143,936
Joaquín A. Castrillo	466,991	—	47,461
Guillermo Rospigliosi	90,719	295,983	66,607
Diego Viglianco	389,160	—	118,695
Miguel Vizcarrondo	226,797	143,188	80,919
On February 2024, after consultation with FW Cook, the Compensation Committee approved an increase of the target cash incentive for 2024 for Mr. Schuessler from 125% to 150% of Mr. Schuessler’s base salary.

Long-term equity incentives
In connection with our initial public offering, we adopted the 2013 Plan. We granted stock options, restricted stock, and RSUs under the 2013 Plan until May 20, 2022, which is the date the 2022 Plan was adopted. The Compensation Committee was delegated the responsibility to administer the 2013 Plan and has been delegated the responsibility to administer the 2022 Plan. Our Compensation Committee believes that a long-term incentive design linked to strong pay-for-performance principles is appropriate to ensure executive ownership and linkage to the long-term interests of Evertec’s stockholders. In 2023 both performance-based and time-based RSUs were designed for the dual purpose of serving as an incentive vehicle to help ensure that key employees’ compensation is linked to the Company’s overall performance in future years and as an important retention mechanism.
The Compensation Committee has established Adjusted EBITDA as the primary performance measure for performance-based equity awards while ensuring focus on TSR through the use of a performance modifier. Accordingly, performance-based RSUs earned based on Adjusted EBITDA performance (“EBITDA RSUs”) are adjusted upwards or downwards (+/- 25%) based on the Company’s relative TSR at the end of the three-year performance period as compared to companies in the Russell 2000 Index (for more information, see “Relative TSR Multiplier” in table under “Performance-Based RSU Award Granted in 2023” below). For details on the reconciliation of our GAAP to non-GAAP results, please refer to the results provided in the Company’s Annual Report on Form 10-K for fiscal year ended December 31, 2023.
All unvested RSUs granted to NEOs have dividend equivalent rights, which entitle the RSU holders to the same value per share as our stockholders for dividends declared between the date of the grant and the settlement date of the RSUs. Dividend equivalents are subject to the same terms and conditions as the corresponding unvested RSUs and are accumulated and paid only upon the vesting and settlement of the underlying RSUs.
RSU distribution mix
The long-term equity incentive grant approved by the Compensation Committee for our CEO and other NEOs in February 2023 had the following distribution mix between time-based RSUs and performance-based RSUs:
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Name	Long-Term Equity Incentive Total Award Value ($)	RSUs Granted
		Time-Based (#)(1)	Performance-Based (#)(2)	Total (#)
Morgan M. Schuessler, Jr.	6,074,000	57,847	92,526	150,373
Joaquín A. Castrillo	1,660,000	18,068	23,341	41,409
Guillermo Rospigliosi	1,300,000	14,149	18,279	32,428
Diego Viglianco	1,660,000	18,068	23,341	41,409
Miguel Vizcarrondo	1,300,000	14,149	18,279	32,428
(1)As of the grant date, February 24, 2023, the closing common stock price was $36.75.
(2)As of the grant date, February 24, 2023, the Monte Carlo simulation value was $42.67.
Time-based RSU award granted in February 2023
The time-based RSUs granted to NEOs on February 24, 2023 vest in three substantially equal installments on February 24, 2024, 2025, and 2026, provided that the NEO remains continuously employed with the Company through the vesting date, except as otherwise set forth in the applicable award agreement. The actual number of time-based RSUs granted was determined by dividing the award dollar value by the price of our common stock on the close of business of the date of grant.
Performance-based RSU award granted in February 2023
The performance-based RSUs granted to NEOs on February 24, 2023 vest on February 24, 2026. The actual number of performance-based RSUs granted was determined by dividing the award dollar value by a Monte Carlo simulation value that factors future stock prices for the Company and companies in the Russell 2000 Index. The Adjusted EBITDA performance measure was calculated for the one-year period commencing on January 1, 2023 and ended on December 31, 2023 (the “2023 Adjusted EBITDA”), relative to the goals set by the Compensation Committee for this same period. The EBITDA RSUs are earned according to the table below, and are subject to a three-year service period before vesting measured from the date of the grant:

Performance Level*	2023 Adjusted EBITDA (amounts in millions)($)	Payout Percentage
Maximum	294.1	200%
Target	267.4	100%
Threshold	254.0	60%
Less Than Threshold	254.0	0%
*Performance between levels is linearly interpolated.

The Company’s 2023 Adjusted EBITDA for the purposes of determining share-based compensation was $286.4 million. As previously described Adjusted EBITDA is defined as EBITDA further adjusted to exclude unusual items and other adjustments. For purposes of determining share-based compensation the Compensation Committee approved a modification to the Adjusted EBITDA to exclude the impact of the Sinqia acquisition.
The 2023 performance-based awards yielded a payout of 171% of the target number of performance-based shares. The earned number of EBITDA RSUs shall be then modified by relative TSR performance, which
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will continue to be measured against the Russell 2000 Index over a three-year period from the grant date. The following table summarizes the relationship between the Company’s actual TSR performance when compared with the TSR performance of the members of the Russell 2000 Index and the associated modifier for the performance achieved:

Performance Level*	Company Percentile Rank vs. Russell 2000 Index	Relative TSR Multiplier
Maximum	75th Percentile or Above	1.25
Target	50th Percentile	1.00
Threshold	35th Percentile or Below	0.75
*Performance between levels is linearly interpolated.

Special retention grant for our CEO
In addition, the Compensation Committee, after consultation with FW Cook, approved a one-time special retention grant of 155,359 time-based RSUs valued at $6,000,000 for Mr. Schuessler, with a grant date of December 6, 2023 and 100% cliff vesting on the fourth anniversary of the grant date (the “Special Retention Grant”), provided that he remains continuously employed with the Company through the vesting date, except as otherwise set forth in his A&R Employment Agreement (as defined in the “Employment agreements” section of this CD&A). The Committee based this decision on the desire to recognize Mr. Schuessler’s execution of his strategic vision for the Company after significant acquisitions by the Company during 2023 and to properly incentivize and encourage Mr. Schuessler to remain as the Company’s CEO and President through the aforementioned vesting date. To enhance its retention efforts and balance stockholder interests, the Committee structured the Special Retention Grant to include more stringent vesting conditions than the Company’s normal time-based awards, with a four-year cliff vesting period. The Committee approved the size and structure of the Special Retention Grant after reviewing Mr. Schuessler’s current holding power associated with outstanding awards and analyzing other special awards among industry peers and in the broader marketplace as provided by the Committee’s independent compensation consultant.

Name	One-Time Special Retention Grant Total Award Value ($)*	Time-Based RSUs Granted (#)
Morgan M. Schuessler, Jr.	6,000,000	155,359
*For more details, please refer to the Company’s current report on Form 8-K filed with the SEC on December 8, 2023.
Payouts of previously granted performance-based RSU awards that vested in 2023
In 2020 the Compensation Committee approved grants of performance-based awards to certain NEOs (the “2020 EBITDA RSU Awards”). Pursuant to the 2020 EBITDA RSU Awards, the participating NEOs were eligible to earn the awarded RSUs vesting on February 27, 2023, only to the extent that performance was achieved against certain pre-established goals. The 2020 EBITDA RSU Awards were set to be earned according to the table below, and were subject to a three-year service period before vesting measured from the date of the grant:

Performance Level(1)	Evertec 1-Year Adj. EBITDA for 2020 (amounts in millions)($)	Payout Percentage
Maximum	261.7 or above	200%
Target	237.9	100%
Threshold	230.8	60%
Less Than Threshold	below 230.8	0%
(1)     Performance between levels is linearly interpolated.
The Company’s Adjusted EBITDA for the one-year period that commenced on January 1, 2020 and ended on December 31, 2020 was $240.5 million; therefore, the performance level was met with a payout percentage of 111.7%. The TSR of the 2020 EBITDA RSU Awards was 8.61%, which ranked in the 51st percentile of the Russell 2000 Index. Thus, final award earnout at vesting was 101%.
Awards granted in 2024
In February 2024 the Compensation Committee approved a grant of time-based RSUs to the NEOs, vesting in three substantially equal installments on February 28, 2025, 2026 and 2027, provided that the NEO
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remains continuously employed with the Company during such time period except as otherwise set forth in the applicable award agreement.
For the 2024 performance-based RSUs, the Compensation Committee continued to use an Adjusted EBITDA target with the TSR Modifier as the metrics for such awards. The Adjusted EBITDA performance metric for 2024 shall be calculated for the one-year period commencing on January 1, 2024 and ending on December 31, 2024, relative to the goals set by the Compensation Committee for this same period. The EBITDA RSUs are earned according to performance level targets and are also subject to a three-year service period, measured from the date of the grant, before vesting. As in the past, the earned number of EBITDA RSUs will then be modified by relative TSR performance, which will continue to be measured against the Russell 2000 Index over a three-year period.
The February 2024 grant approved by the Compensation Committee for our CEO and other NEOs had the following distribution mixes between time-based RSUs and performance-based RSUs:

Name	Total Award Value ($)	RSUs Granted
		Time-based (#)(1)	Performance-based (#)(2)	Total (#)
Morgan M. Schuessler, Jr.	6,400,000	61,998	106,448	168,446
Joaquín A. Castrillo	1,660,000	18,378	25,486	43,864
Guillermo Rospigliosi*	—	—	—	—
Diego Viglianco	1,660,000	18,378	25,486	43,864
Miguel Vizcarrondo	1,300,000	14,392	19,959	34,351
*Effective April 1, 2024, Mr. Rospigliosi is no longer employed by Evertec Group and does not serve in any role or capacity for the Company or any of its affiliates.
(1)As of the grant date, the closing common stock price was $36.13.
(2)As of the grant date, the Monte Carlo simulation value for all executives was $39.08.

Other compensation
Christmas bonus
In 2023 each of our NEOs received a Christmas bonus. As a general rule, Puerto Rico law requires companies to pay employees who worked more than 700 hours during a 12-month period, from October 1st of the prior year to September 30th of the year in which the Christmas bonus will be paid, an amount not less than $600 as a Christmas bonus, which must be paid on or before the 15th day of December of each year. In 2023 our practice was to pay a Christmas bonus to employees in Puerto Rico in an amount equivalent to approximately 4.17% of the employee’s base salary for employees hired before October 29, 2012 and 3.00% of the employee’s base salary for employees hired after this date.
Benefits and perquisites
Our NEOs participate in the same benefit programs as the rest of our general employee population. These benefits may include health insurance coverage, short- and long-term disability insurance, and life insurance, among others. In addition, in order to better enable us to attract, retain and motivate employees in key positions, we provide limited perquisites to our NEOs to assist them in carrying out their duties and increasing productivity. We believe these perquisites, which do not constitute a significant portion of our
32    Evertec, Inc. 2024 Proxy Statement

NEOs’ total compensation package, are reasonable, customary with local practice and consistent with our overall compensation philosophy. These perquisites may include: (i) the use of Company-owned automobiles for certain NEOs, (ii) club membership fees for certain of our NEOs, (iii) entertainment tickets and tickets to Company-sponsored events for NEOs and a guest, (iv) corporate gifts under $200, (v) executive concierge services as part of the NEOs’ health insurance coverage, (vi) Company matched donations made by NEOs to approved organizations under the Evertec Executive Fund Matching Program, (vii) executive leadership training programs, and (x) executive assistance for personal matters which may represent no more than 15% of the NEO’s executive assistant’s time, if applicable, for which there is no incremental cost to the Company.
Our NEOs, as well as all other Evertec Group employees, were eligible to participate in the Evertec Group Savings and Investment Plan in 2023. This plan is a tax-qualified retirement savings plan (similar to a 401(k) plan) to which all our Puerto Rico employees were able to contribute up to $15,000 on a pre-tax basis, up to $1,500 in catch-up contributions (applicable to employees ages 50 and above) and up to 10% after-tax of their total annual compensation. We match 50% of the employee contributions up to 3% of base salary (subject to the $15,000 cap mentioned above), with the exception of the catch-up contributions which are not eligible for Company matching. All matching contributions to the Evertec Group Savings and Investment Plan vest 20% each year over a five-year period.

Compensation risk assessment
We believe our approach to establishing goals and objectives and setting targets with payouts at multiple levels of performance, combined with the evaluation of performance results, assists in mitigating excessive risk-taking that could harm the Company’s value or reward poor judgment by our executives. Several features of our programs reflect sound risk management practices. Furthermore, FW Cook, our independent compensation consultant, is aware of the potential risks in compensation programs and assisted with the implementation of the following plan design features of the Company’s cash and equity incentive programs for our executives that reduce the likelihood of excessive risk-taking:
•balanced mix of incentives: cash and equity compensation, annual and long-term incentives, and time-based and performance-based (revenue, earnings, and TSR) metrics
•maximum payout levels for annual cash incentive for 2023 for our NEOs were capped as follows:
187.5% of the base salary for Mr. Schuessler and 127.5% of the base salary for Messrs. Castrillo, Rospigliosi, Viglianco and Vizcarrondo.
•maximum payout levels for performance-based RSUs granted in 2023 were capped at 250% of target
•equity awards are subject to multi-year vesting
•compliance and ethical behaviors are integral factors considered in all performance assessments
•executive and senior officers are subject to the Company’s Stock Ownership Guidelines and Clawback Policy, which is a significant risk mitigator
We believe that risks arising from our compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on the Company.

Tax deductibility of executive compensation
All of our NEOs are residents of Puerto Rico. The Compensation Committee intends that all applicable compensation payable to NEOs be deductible for income tax purposes. The Puerto Rico Internal Revenue Code of 2011, as amended, does not provide a limitation for compensation; as a result, the compensation paid to Puerto Rico residents is deductible for Puerto Rico income tax purposes only.

Stock Ownership Guidelines
The Stock Ownership Guidelines for directors, NEOs and certain other key employees of the Company (each, a “Designated Owner”), as adopted by our Compensation Committee, were established to align the financial interest of Designated Owners with those of the Company’s stockholders. The guidelines provide for ownership levels to be based on the fair market value of the Company’s common stock. Furthermore, the Compensation Committee
Evertec, Inc. 2024 Proxy Statement     33

believes that the investment community values stock ownership by the Company’s directors and NEOs and that share ownership demonstrates a commitment to and belief in the long-term profitability of the Company. Designated Owners are generally subject to the following ownership guidelines:

Designated Owner	Ownership Level
Non-Employee Independent Directors	5 times annual cash retainer
Chief Executive Officer	5 times annual base salary
Executive Vice Presidents	3 times annual base salary
Senior Vice Presidents	1 times annual base salary
The Designated Owner has five (5) years to achieve his or her applicable ownership level. If the Designated Owner becomes subject to a greater ownership amount due to promotion or an increase in base salary or cash retainer in the case of non-employee independent directors, the Designated Owner is expected to meet the new ownership level required within the later of the remaining term of the original 5-year period or three (3) years from the effective date of such promotion or salary or cash retainer increase. Pursuant to the guidelines, shares that count towards satisfaction of the Designated Owner’s applicable stock ownership requirement include shares owned directly, unvested time-based RSUs, and shares held in retirement plans attributable to the Designated Owner. None of our non-employee independent directors are out of compliance with the guidelines as of the date of this Proxy Statement. Each of our NEOs was in compliance with stock ownership guidelines as of the date of this Proxy Statement.

Anti-pledging and anti-hedging policies
Pursuant to our Insider Trading Policy and related procedures, none of our directors, executives or employees may engage in speculative transactions in Evertec securities and other transactions that may otherwise give the appearance of impropriety, including pledging Evertec securities as margin call or as collateral for a loan. Speculative transactions include engaging in any transaction in which they profit from short-term movements (i.e., the sale of a stock that an investor does not own or a sale which is consummated by the delivery of a stock borrowed by, or for the account of, the investor), either increases or decreases, in the price of Evertec securities. Furthermore, all directors, executives and employees are prohibited from purchasing financial instruments, including variable forward contracts, puts, calls, equity swaps, collars and exchange funds, designed to hedge or offset any decrease in market value of Evertec securities held by such director, executive or employee. Any exception only with respect to the prohibition of pledging Evertec securities as collateral for a loan (not including margin debt) must be pre-cleared by the Company prior to the execution of documents evidencing the proposed pledge, subject to the director, executive or employee clearly demonstrating the financial capacity to repay the loan without resort to the pledged securities.

Clawback Policy
We have in place a Clawback Policy that intends to encourage sound financial reporting and increase individual accountability. The policy is administered by the Board, which may delegate its authority under the policy to the Compensation Committee, to the extent required by applicable rules. The Clawback Policy applies to all short or long-term cash incentives and bonuses, stock options, equity or equity-based awards, including without limitation RSUs, and other incentive compensation (collectively, “Incentive Compensation,” as defined in the policy). All (i) officers (as defined by Section 16 of the Exchange Act), (ii) executive vice-presidents, and (iii) any other designated employee of the Company that the Board designates are considered “Covered Officers” under the policy (as defined therein). If a Triggering Event (as defined in the policy) occurs, which includes a requirement that we prepare an accounting restatement due to material noncompliance with any financial reporting requirement, the policy provides for the forfeiture or recoupment from the Covered Officer from any of the following sources in the Board’s discretion: prior Incentive Compensation payments, future Incentive Compensation payments, cancellation of outstanding equity award, future equity awards, and direct repayment. If a Triggering Event occurs with respect to a Covered Officer, the Board will seek to require the forfeiture or repayment of the pre-tax amount of the award, vesting or amount of any Incentive Compensation (as defined in the policy) received by the Covered Officer, such amount to be equal to the difference between the compensation received and the amount that would have been received had it been calculated based on the accounting restatement, as applicable, within the three (3) years lookback period. The Board may from time to time request that a Covered Officer certify on a form acceptable to the Board that he or she has not engaged in conduct constituting a Triggering Event.
34    Evertec, Inc. 2024 Proxy Statement

Summary compensation table
The following table summarizes the total compensation of each of our NEOs for services rendered during fiscal years ended 2023, 2022 and 2021, as applicable.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(3)	Total ($)
Morgan M. Schuessler, Jr. President and CEO	2023	816,000	24,960	12,074,000 (4)	1,413,665	43,186	14,371,811
	2022	781,100	824,000	5,750,000	871,777	57,544	8,284,421
	2021	751,100	22,866	5,250,000	1,355,384	118,829	7,498,179
Joaquín A. Castrillo Executive Vice President, CFO and Treasurer	2023	423,919	18,750	1,660,000	514,452	36,761	2,653,882
	2022	392,044	416,577	1,550,000	294,802	34,454	2,687,877
	2021	380,625	16,094	1,424,000	412,110	49,979	2,282,808
Guillermo Rospigliosi Executive Vice President and Group Head of Latam*	2023	387,653	11,801	1,300,000	453,309	19,897	2,172,660
	2022	376,362	51,458	1,300,000	293,194	11,474	2,032,488
	2021	365,400	11,124	1,214,000	376,038	28,664	1,995,226
Diego Viglianco Executive Vice President and COO	2023	422,500	13,500	1,660,000	482,462	7,616	2,586,078
	2022	362,500	211,850	1,300,000	310,031	8,355	2,192,736
	2021	184,039	—	856,039	334,662	127,982	1,502,722
Miguel Vizcarrondo Executive Vice President and Chief Product and Innovation Officer	2023	387,653	16,391	1,300,000	450,904	24,964	2,179,912
	2022	376,362	415,914	1,300,000	325,124	15,009	2,432,409
	2021	365,400	15,450	1,214,000	376,038	15,197	1,986,085
*Effective April 1, 2024, Mr. Rospigliosi is no longer employed by Evertec Group and does not serve in any role or capacity for the Company or any of its affiliates.
(1)Consists of (i) the Christmas bonuses paid by the Company for the years 2021, 2022 and 2023, and (ii) for 2022, a special one-time cash bonus approved by the Compensation Committee on July 27, 2022 in connection with each NEO’s contribution to a transaction with Banco Popular de Puerto Rico (“BPPR”) and Popular to sell to BPPR certain technology service assets that were used exclusively to service Popular and its affiliates, extended renewed key agreements, and entered into secondary amendment agreements, which transaction closed on July 1, 2022.
(2)Aggregate grant date fair value computed in accordance with FASB ASC Topic 718. For a discussion of assumptions made in the valuation of awards, refer to Note 20 of the Audited Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023. The value of the awards for each NEO assuming the highest level of performance achieved was as follows, as of the grant date:

Name	Highest Level of Performance Achieved per Year by Each NEO
	Year 2023 ($)	Year 2022 ($)	Year 2021 ($)
Morgan M. Schuessler, Jr.	17,996,053	11,356,184	10,368,661
Joaquín A. Castrillo	3,153,900	2,944,944	2,705,546
Guillermo Rospigliosi	2,469,888	2,469,888	2,306,505
Diego Viglianco	3,153,900	2,469,988	1,376,239
Miguel Vizcarrondo	2,469,888	2,469,888	2,306,505
(3)Amounts reported in this column reflect for each NEO (i) the matching contribution amounts made as part of the Evertec Group Savings and Investment Plan, and (ii) the sum of the incremental cost to the Company of all perquisites and other personal benefits. All other compensation for 2023 is detailed below:

Name	Matching Contributions in Savings and Investment Plan ($)	Car ($)(a)	Club Membership ($)	Other Payments ($)(b)	Total ($)
Morgan M. Schuessler, Jr.	4,950	8,002	10,637	19,597	43,186
Joaquín A. Castrillo	4,950	10,802	10,637	10,372	36,761
Guillermo Rospigliosi	4,950	—	—	14,947	19,897
Diego Viglianco	4,950	—	—	2,666	7,616
Miguel Vizcarrondo	4,950	—	5,085	14,929	24,964
(a) Includes annual car-value straight-line depreciation as recognized in the Company’s financial statements, and car maintenance expenses.
(b) We determined the incremental cost to us for these benefits based on the actual costs or charges incurred. Includes (i) for certain of our NEOs, items such as entertainment tickets and tickets to Company-sponsored events for the NEOs and a guest, and corporate gifts; (ii) for all NEOs, certain executive training expenses; and (iii) for Messrs. Schuessler and Rospigliosi, matching donations made on behalf of each NEO to approved organizations under the Evertec Executive Fund Matching Program.
(4)Includes a one-time special retention grant valued at $6,000,000. For more details, please refer to the Company’s current report on Form 8-K filed with the SEC on December 8, 2023.
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Grants of plan-based awards
The following table sets forth certain information for plan-based awards granted to each of our NEOs for the fiscal year ended December 31, 2023.

Name	Award Type	Grant Date	Approval Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards ($)(1)			Estimated Future Payouts Under Equity Incentive Plan Awards (#)(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock Awards ($)
				Threshold	Target	Maximum	Threshold	Target	Maximum
Morgan M. Schuessler, Jr.	Cash Incentive	—	—	468,000	1,040,000	1,560,000	—	—	—	—	—
	Time-based RSUs	02/24/23	02/15/23	—	—	—	—	—	—	57,847	2,125,900
	Performance-based RSUs	02/24/23	02/15/23	—	—	—	41,637	92,526	231,315	—	3,948,100
	Time-based RSUs	12/06/23	12/06/23				—	—	—	155,359	6,000,000
Joaquín A. Castrillo	Cash Incentive	—	—	172,125	382,500	573,750	—	—	—	—	—
	Time-based RSUs	02/24/23	02/15/23	—	—	—	—	—	—	18,068	664,000
	Performance-based RSUs	02/24/23	02/15/23	—	—	—	10,503	23,341	58,353	—	996,000
Guillermo Rospigliosi	Cash Incentive	—	—	33,437	334,375	501,562	—	—	—	—	—
	Time-based RSUs	02/24/23	02/15/23	—	—	—	—	—	—	14,149	520,000
	Performance-based RSUs	02/24/23	02/15/23	—	—	—	8,226	18,279	45,698	—	780,000
Diego Viglianco	Cash Incentive	—	—	143,438	382,500	573,750	—	—	—	—	—
	Time-based RSUs	02/24/23	02/15/23	—	—	—	—	—	—	18,068	664,000
	Performance-based RSUs	02/24/23	02/15/23	—	—	—	10,503	23,341	58,353	—	996,000
Miguel Vizcarrondo	Cash Incentive	—	—	83,594	334,375	501,562	—	—	—	—	—
	Time-based RSUs	02/24/23	02/15/23	—	—	—	—	—	—	14,149	520,000
	Performance-based RSUs	02/24/23	02/15/23	—	—	—	8,226	18,279	45,698	—	780,000
(1)Reflects cash incentive opportunities under the Company’s annual cash incentive plan. The cash incentive opportunities are based on a corporate component, individual component and/or a business metric, as applicable. The actual cash incentive payouts for 2023 are discussed in the “Elements of Compensation—Annual Cash Incentive” section of this CD&A.
(2)Reflects (a) for all NEOs, time-based RSUs granted under the 2023 awards, which vest in three equal installments on February 24, 2024, 2025 and 2026 (in each case subject to continued employment through the vesting date), and the performance-based RSUs granted under the 2023 awards which will vest on February 24, 2026; and (b) for Mr. Schuessler, a one-time special retention grant of time-based RSUs which will vest on December 6, 2027.
36    Evertec, Inc. 2024 Proxy Statement

Outstanding equity awards at fiscal year end
The table below sets forth the outstanding equity awards for our NEOs as of December 31, 2023. None of our NEOs had any outstanding option awards.

Name	Stock Awards
	Number of shares or units of stock that have not vested (#)(1)	Market value of shares or units of stock that have not vested ($)(2)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)(3)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)(2)
Morgan M. Schuessler, Jr.	262,567	10,749,493	256,362	10,495,460
Joaquín A. Castrillo	33,309	1,363,670	64,238	2,629,904
Guillermo Rospigliosi	27,004	1,105,544	52,872	2,164,580
Diego Viglianco	34,037	1,393,475	47,746	1,954,721
Miguel Vizcarrondo	27,004	1,105,544	52,872	2,164,580
(1)Includes time-based RSUs still subject to a time-based service period, as follows:

Name	Time-based RSUs
	Grant Date: March 2, 2021 (#)(a)	Grant Date: June 7, 2021 (#)(b)	Grant Date: February 25, 2022 (#)(c)	Grant Date: February 24, 2023 (#)(d)	Grant Date: December 6, 2023 (#)(e)	Total (#)
Morgan M. Schuessler, Jr.	17,001	—	32,360	57,847	155,359	262,567
Joaquín A. Castrillo	5,271	—	9,970	18,068	—	33,309
Guillermo Rospigliosi	4,493	—	8,362	14,149	—	27,004
Diego Viglianco	—	7,607	8,362	18,068	—	34,037
Miguel Vizcarrondo	4,493	—	8,362	14,149	—	27,004
(a)As of December 31, 2023, this award had one pending vesting scheduled for March 2, 2024, in each case subject to earlier vesting upon a termination of service under certain circumstances.
(b)As of December 31, 2023, 1,955 RSUs were scheduled to vest on March 2, 2024 and 5,652 RSUs were scheduled to vest on June 7, 2024.
(c)As of December 31, 2023, this award was scheduled to vest in three substantially equal installments on February 25, 2023, February 25, 2024, and February 25, 2025, respectively, in each case subject to earlier vesting upon a termination of service under certain circumstances.
(d)As of December 31, 2023, this award was scheduled to vest in three substantially equal installments on February 24, 2024, February 24, 2025, and February 24, 2026, respectively, in each case subject to earlier vesting upon a termination of service under certain circumstances.
(e)As of December 31, 2023, this award was scheduled to vest on December 6, 2027.
(2)Based on the closing price of the common stock on December 29, 2023 of $40.94.
(3)Includes performance-based RSUs, for which the measurement of performance metric targets was still pending as of December 31, 2023, as follows:

Name	Performance-based RSUs
	Grant Date: March 2, 2021 (#)(f)	Grant Date: June 7, 2021 (#)(f)	Grant Date: February 25, 2022 (#)(g)	Grant Date: February 24, 2023 (#)(h)	Total (#)
Morgan M. Schuessler, Jr.	84,467	—	79,369	92,526	256,362
Joaquín A. Castrillo	21,148	—	19,749	23,341	64,238
Guillermo Rospigliosi	18,029	—	16,564	18,279	52,872
Diego Viglianco	—	7,841	16,564	23,341	47,746
Miguel Vizcarrondo	18,029	—	16,564	18,279	52,872
(f)Represents performance-based RSUs vesting on March 2, 2024 for which the one-year Adjusted EBITDA performance metric has been met as modified by the relative TSR modifier at the Target Level (pending completion of the TSR performance period).
(g)Represents performance-based RSUs vesting on February 25, 2025 for which the one-year Adjusted EBITDA performance metric has been met as modified by the relative TSR modifier at the Target Level (pending completion of the TSR performance period).
(h)Represents performance-based RSUs vesting on February 24, 2026 for which the one-year Adjusted EBITDA performance metric has been met as modified by the relative TSR modifier at the Target Level (pending completion of the TSR performance period).
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Stock vested
Stock awards vested during fiscal year ended December 31, 2023 are as follows:

Name(1)	Stock Awards
	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Morgan M. Schuessler, Jr.	123,926	4,622,440
Joaquín A. Castrillo	34,357	1,281,516
Guillermo Rospigliosi	26,750	997,775
Diego Viglianco	6,133	228,761
Miguel Vizcarrondo	26,750	997,775
(1)None of our NEOs held or exercised stock options during 2023.
(2)Value represents the number of shares that vested during 2023 multiplied by the closing market value of our common stock on the applicable vesting dates.

Employment agreements
As of December 31, 2023, the only NEO who had an employment agreement with the Company was Mr. Schuessler. None of our other NEOs currently have employment agreements. Mr. Schuessler’s term of employment under his Amended and Restated Employment Agreement (the “A&R Employment Agreement”), executed on February 24, 2022, ends on December 31, 2024. Thereafter, the term shall automatically renew for successive one-year period on each January 1 thereafter unless either party gives notice of non-renewal at least 90 calendar days in advance of the renewal date. Mr. Schuessler’s compensation under his A&R Employment Agreement includes: (i) annual base salary to be no less than $762,200, (ii) eligibility to receive annual cash incentive awards of up to 125% of his base salary, pursuant to the terms and conditions set forth in the Company’s Annual Performance Incentive Guidelines, (iii) a Christmas bonus in an amount equal to up to 3% of his base salary, (iv) eligibility to participate in employee benefit plans, policies and practices, (v) life insurance and short- and long-term disability insurance, (vi) car and car insurance benefits, (vii) the reimbursement of up to $15,000 in club membership fees annually, and (viii) four weeks of paid vacation annually.
The A&R Employment Agreement also contains certain restrictive covenants, including a 12-month post-termination non-competition covenant, 12-month post-termination non-solicitation of service providers and customers covenant, confidential information and intellectual property provisions, and a mutual non-disparagement covenant. For more details about the A&R Employment Agreement, please refer to the Company’s current report on Form 8-K filed with the SEC on February 24, 2022.

Severance Policy
Each of our NEOs, except for Mr. Schuessler, is a party to the Evertec Group, LLC Executive Severance Policy (the “Severance Policy”) pursuant to which, among other things, each such NEO is entitled to certain severance benefits upon qualifying terminations of employment. The Severance Policy restricts the participating NEOs from: (i) competing with Evertec Group, its successors, assigns, subsidiaries or affiliates within a 10-mile perimeter of where they are engaged in or have conducted business in Puerto Rico or any other country with respect to which the Company has conducted business during the twelve consecutive month period ending on the termination of employment; (ii) for 12 months following termination soliciting service providers of Evertec Group, its successors, assigns, subsidiaries or affiliates; (iii) disparaging Evertec Group, its successors, assigns, subsidiaries or affiliates, at any time following termination; and (iv) disclosing confidential information at any time during his employment or after termination.
The Severance Policy defines:
“Cause”—as the executive’s (i) commission of a felony or a crime of moral turpitude; (ii) engaging in conduct that constitutes fraud, bribery or embezzlement; (iii) engaging in conduct that constitutes gross negligence or willful misconduct that results or could reasonably be expected to result in harm to Evertec Group’s business or reputation; (iv) breach of any material terms of any agreement between Evertec Group and Executive which results or could reasonably be expected to result in harm to Evertec Group’s business or reputation; (v) continued willful failure to substantially perform his or her reasonable and proper duties; (vi) failure to live in the location approved by the Compensation Committee as the executive’s primary residency, provided that the Compensation Committee may not unilaterally change the primary residence location after the initial residence
38    Evertec, Inc. 2024 Proxy Statement

determination; or (vii) violation of Evertec Group’s “Code of Ethics” or other written Evertec Group’s policy which is materially injurious to Evertec Group.
“Good Reason”—as the occurrence of any one or more of the following without the executive’s express written consent: (i) a material reduction in executive’s base salary; provided that any such material reduction shall not constitute Good Reason if the material reduction is part of a collective reduction applied consistently by Evertec Group to all executives and that does not reduce such executive’s base salary by more than 10%; (ii) a material adverse change to, or a material reduction of, executive’s duties and responsibilities to Evertec Group; or (iii) any other action or inaction by Evertec Group (or any successor) that constitutes a material breach by Evertec Group of the terms and conditions of the Severance Policy. The affected NEO must provide Evertec Group written notice of the occurrence of any of these “Good Reason” events within 30 days of his or her knowledge of the event, and not less than 30 days for Evertec Group to cure the event.
The Severance Policy definitions of “Cause” and “Good Reason” will be used in the “Potential Payments Upon Termination of Employment,” “Potential Payments Upon Change in Control,” and “Payments Upon Termination or a Change in Control” sections below, as applicable to each of our NEOs, except for Mr. Schuessler. All severance benefits under the Severance Policy are subject to the applicable NEO executing and not revoking a separation agreement and general release of claims agreement. For more details of the Severance Policy, please refer to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

Potential payments upon termination of employment
For our President and CEO
The potential severance payments upon termination of employment for Mr. Schuessler are established in his A&R Employment Agreement. If Evertec does not renew the term of his A&R Employment Agreement or if the A&R Employment Agreement is terminated by Evertec without “cause” or by Mr. Schuessler for “good reason” (each as defined in the A&R Employment Agreement), Mr. Schuessler shall be entitled to: (A) a lump sum payment equal to (i) Mr. Schuessler’s pro-rated annual target bonus opportunity for the year of termination, (b) any earned, but unpaid bonus for the fiscal year prior to the year of termination, and (c) two times the sum of his annual base salary, plus annual target bonus opportunity for the year of termination; and (B) payment of COBRA premiums for Mr. Schuessler for up to 18 months (collectively, the “CEO Severance Payment”).
In addition, if such termination occurs prior to a “Change in Control” (as defined in the A&R Employment Agreement) or more than two years after a Change in Control, then: (i) any then-unvested time-based long-term incentive award(s) shall be prorated as of the date of termination (unless the applicable award agreement provides for full vesting as of the date of termination in which case the award agreement provision shall apply) and such prorated award(s) shall become fully vested as of the date of termination (and the remaining non-prorated portion of the unvested time-based long-term incentive award(s) shall be forfeited as of the date of termination); and (ii) any then-unvested performance-based long-term incentive award(s) shall be prorated as of the date of termination (unless the applicable award agreement provides for full vesting as of the date of termination in which case the award agreement provision shall apply) and such prorated portion of the award(s) shall vest based on the actual level of performance achieved for the applicable performance period (to the extent the performance period was completed as of the date of termination) and otherwise vest at the target level of performance (to the extent the performance period with respect to the relevant goal was not complete as of the date of termination).
Mr. Schuessler’s A&R Employment Agreement defines:
“Cause”—as the executive’s (i) commission of a felony or a crime of moral turpitude; (ii) engaging in conduct that constitutes fraud, bribery or embezzlement; (iii) engaging in conduct that constitutes gross negligence or willful misconduct that results or could reasonably be expected to result in material harm to the Company’s business or reputation; (iv) breach of any material terms of the executive’s employment, including the A&R Employment Agreement, which results or could reasonably be expected to result in material harm to the Company’s business or reputation; (v) continued willful failure to substantially perform reasonable and proper duties as President and CEO; (vi) failure to live and work in Puerto Rico except as specifically permitted under the A&R Employment Agreement; or (vii) violation of the Company’s Code of Ethics or other written Company policy which is materially injurious to the Company. The A&R Employment Agreement requires prior written notice by the Board stating the basis for such termination and provides Mr. Schuessler with a period of 30 calendar days to cure the event, to the extent curable.
Evertec, Inc. 2024 Proxy Statement     39

“Good Reason”—as, without the executive’s written consent (i) any material failure of the Company to fulfill its obligations under his A&R Employment Agreement; (ii) executive no longer reports directly and exclusively to the board of directors of a publicly traded company, where the common stock of such company is registered for sale pursuant to the Exchange Act; and where all of the officers and employees of such company report directly or indirectly to the executive; or (iii) the failure of any successor whether by sale, reorganization, consolidation, merger or other corporate transaction which constitutes a Change in Control to assume his A&R Employment Agreement, whether in writing or by operation of law. Mr. Schuessler must provide Evertec Group written notice of the occurrence of any of these “good reason” events within 30 days of his knowledge of the event and provide Evertec Group with 30 days to cure the event.
In addition, if Mr. Schuessler’s employment terminates by reason of his death or “disability,” as of the date of termination, any then unvested time-based long-term incentive award(s) shall become fully vested and any then unvested performance-based long-term incentive award(s) shall become fully vested at the target level of performance.
Mr. Schuessler would be required to sign and not revoke a separation agreement and general release of claims against Evertec Group and its affiliates as a condition to his entitlement to receive these benefits. For more information on the potential severance payment provisions under the A&R Employment Agreement, please refer to the Company’s current report on Form 8-K filed with the SEC on February 24, 2022.
For our other NEOs
Regarding our other NEOs employed by the Company as of December 31, 2023 their potential payments upon termination of employment are established in the Severance Policy. The Severance Policy establishes that in the event a covered NEO’s employment with the Company is terminated by us without Cause or by the NEO for Good Reason other than within 24 months immediately following a Change in Control, that the NEO will be eligible for:
•a lump sum severance payment equal to the NEO’s then-current annual base salary;
•a pro rata annual bonus calculated based on actual performance for the year in which the employment termination occurs;
•any earned but unpaid annual bonus relating to any fiscal year ending prior to the date on which the employment termination occurs; and
•subject to such NEO’s timely election of COBRA coverage and continued copayment of applicable premiums, continued payment by Evertec Group of health insurance coverage for 18 months following termination to the same extent Evertec Group paid for such coverage immediately prior to termination.
The RSU award agreements for our NEOs establish that, subject to the execution of a separation agreement and general release of all claims against the Company and its affiliates, upon termination of employment without Cause or by them for Good Reason (as defined in the Severance Policy) during a period other than 24 months following a “change in control” or due to their death or disability:
•unvested RSUs that are time-based shall vest on a pro-rata basis as of the termination date and the termination date shall be deemed to be the vesting date under the RSU agreement; and
•unvested RSUs that are performance-based shall vest and be settled following the end of the performance period based on actual performance determined at the end of the performance period on a pro-rata basis.
The above-mentioned provisions for RSU award agreements are not applicable to Mr. Schuessler; the treatment of incentive awards for Mr. Schuessler upon termination are governed by his A&R Employment Agreement.

Potential payments upon change in control
For our President and CEO
Pursuant to both the A&R Employment Agreement and the Severance Policy, the term “change in control” shall have the meaning set forth in the 2022 Plan. If Evertec does not renew the term of his A&R Employment Agreement and Mr. Schuessler remains employed by the Company through the last day of the employment period that expires or if Mr. Schuessler is terminated by Evertec without “cause” or by Mr. Schuessler for “good cause” (as defined above), and the date of termination occurs within two years following a “change in control,” then Mr. Schuessler would be entitled to the applicable CEO Severance Payment and the following:
40    Evertec, Inc. 2024 Proxy Statement

(i) any then unvested time-based long-term incentive award(s) shall be prorated as of the date of termination and such prorated awards(s) shall become fully vested as of the date of termination; and
(ii) any then unvested performance-based long-term incentive award(s) shall be prorated as of the date of termination and such prorated award(s) shall become fully vested as of the date of termination (a) based on actual level of performance achieved as of the “change in control” (to the extent the performance period with respect to the relevant goal was completed as of the “change in control” date) and (b) at the target level of performance (to the extent the performance period with respect to the relevant goal was not complete as of the “change in control” date).
Mr. Schuessler would be required to sign and not revoke a separation agreement and general release of claims against Evertec Group and its affiliates as a condition to his entitlement to receive these payments. For more information on the potential severance payment provisions under the A&R Employment Agreement, please refer to the Company’s report on Form 8-K filed with the SEC on February 24, 2022.
For our Other NEOs
The Severance Policy establishes that in the event a covered NEO’s employment with the Company is terminated by us without Cause or by the NEO for Good Reason within 24 months immediately following a Change in Control a NEO will be eligible to receive: (i) a lump sum severance payment in an aggregate amount equal to two times the sum of the NEO’s then-current annual base salary (or annual base salary in effect immediately prior to the “change in control,” if higher) and then-current annual target bonus opportunity (or annual target bonus opportunity in effect for the year immediately prior to the year in which the employment termination occurs, if higher), (ii) a pro rata annual bonus calculated at target for the year in which the employment termination occurs, (iii) any earned but unpaid annual bonus relating to the fiscal year immediately preceding the year in which the employment termination occurs, and (iv) subject to such NEO’s timely election of COBRA coverage and continued copayment of applicable premiums, continued payment by Evertec Group of health insurance coverage for 18 months following termination to the same extent Evertec Group paid for such coverage immediately prior to termination.
•a lump sum severance payment in an aggregate amount equal to two times the sum of the NEO’s then-current annual base salary (or annual base salary in effect immediately prior to the “change in control,” if higher) and then-current annual target bonus opportunity (or annual target bonus opportunity in effect for the year immediately prior to the year in which the employment termination occurs, if higher);
•a pro rata annual bonus calculated at target for the year in which the employment termination occurs;
•any earned but unpaid annual bonus relating to the fiscal year immediately preceding the year in which the employment termination occurs; and
•subject to such NEO’s timely election of COBRA coverage and continued copayment of applicable premiums, continued payment by Evertec Group of health insurance coverage for 18 months following termination to the same extent Evertec Group paid for such coverage immediately prior to termination.
In the event that the NEO’s employment is terminated pursuant to a Qualifying Termination (as defined below) within 24 months following a Change in Control, the RSU agreements indicate that:
•unvested RSUs that are time-based shall become fully vested and the termination date shall be deemed to be the vesting date under the RSU agreement; and
•unvested RSUs that are performance-based shall become fully vested upon the Qualifying Termination (as the term is defined below) (x) based on the actual level of performance achieved as of the change in control (to the extent the performance period with respect to the relevant goal was completed as of the change in control date) and (y) at the target level of performance (to the extent the performance period with respect to the relevant goal was not complete as of the Change in Control date) and the termination date shall be deemed to be the vesting date under the RSU agreements. The RSU agreements provide that the Company, in its sole discretion, will determine when a component of an unearned performance award is valued based on actual performance and when a separate component is valued based on target performance.
Per the Severance Policy, a “Qualifying Termination” means a termination of employment under the following circumstances: (i) an involuntary termination of the executive’s employment by the Company for reasons other than cause, death, or disability pursuant to a notice of termination delivered to the executive by the Company, or (ii) a voluntary termination by the executive for Good Reason pursuant to a notice of termination delivered to the Board or the Company, as applicable, by the executive.
Evertec, Inc. 2024 Proxy Statement     41

Payments upon termination or a change in control
The following table sets forth the potential post-employment payments described above for each NEO as of December 31, 2023. The potential payments to our NEOs are hypothetical situations only and assume that termination of employment and/or a change in control occurred on December 31, 2023.

Name Triggering Event	Severance Payment ($)(1)	Accelerated Vesting of RSUs ($)(2)(3)	Performance-Based RSUs Capable of Vesting ($)(2)(4)	Payment of Health Insurance ($)(5)	Total ($)
Morgan M. Schuessler, Jr.
Resignation with “Good Reason” / Termination without “Cause”	3,744,000	2,257,227	7,737,660	—	13,738,887
Change in Control and “Good Reason” / Termination without “Cause”	3,744,000	21,032,125	—	—	24,776,125
Joaquín A. Castrillo
Resignation with “Good Reason” / Termination without “Cause”	964,542	553,310	1,937,486	29,076	3,484,414
Change in Control and “Good Reason” / Termination without “Cause”	2,047,500	5,537,835	—	29,076	7,614,411
Guillermo Rospigliosi
Resignation with “Good Reason” / Termination without “Cause”	844,286	307,091	1,565,464	29,076	2,745,917
Change in Control and “Good Reason” / Termination without “Cause”	1,789,888	4,190,090	—	29,076	6,009,054
Diego Viglianco
Resignation with “Good Reason” / Termination without “Cause”	932,462	458,528	1,103,497	29,076	2,523,563
Change in Control and “Good Reason” / Termination without “Cause”	2,047,500	4,193,407	—	29,076	6,269,983
Miguel Vizcarrondo
Resignation with “Good Reason” / Termination without “Cause”	844,286	456,809	1,622,943	29,076	2,953,114
Change in control and “Good Reason” / Termination without “Cause”	1,789,888	4,539,554	—	29,076	6,358,518
(1)Severance payment amounts for Mr. Schuessler are calculated pursuant to his A&R Employment Agreement. Severance payment amounts for the other NEOs are calculated pursuant to the Severance Policy.
(2)Based on the closing price of the common stock on December 29, 2023 of $40.94.
(3)Reflects time-based RSUs with accelerated vesting upon resignation with “good reason”/termination without “cause;” time-based and performance-based RSUs with accelerated vesting upon a change in control and “good reason”/termination without “cause;” and time-based and performance-based RSUs with accelerated vesting upon death or disability.
(4)Performance-based RSUs capable of vesting at the end of the performance period, calculated using the relative TSR modifier at the Target Level.
(5)Pursuant to the Severance Policy, participating NEOs are entitled to, subject to timely election of COBRA coverage and continued co-payment of applicable premiums, continued payment of health insurance coverage for 18 months following termination to the same extent the Company paid for such coverage immediately prior to termination. Mr. Schuessler is our only NEO who is not a party to the Severance Policy.

Compensation Committee interlocks and insider participation
Other than Mr. Schuessler, who currently serves as our President and CEO, none of our directors acted as officers or employees of the Company during 2023. During 2023 none of our executive officers served as a member of the compensation committee of another entity, any of whose executive officers served on our Compensation Committee or Board, and none of our executive officers served as a director of another entity, any of whose executive officers served on our Compensation Committee.

Pension benefits and non-qualified deferred compensation
We do not provide defined benefit pension benefits or non-qualified deferred compensation to our NEOs.
42    Evertec, Inc. 2024 Proxy Statement

Compensation Committee Report
Our Compensation Committee has reviewed and discussed with management the following CD&A as required by Item 402(b) of Regulation S-K. Based on such review and discussions, the Compensation Committee recommended to the Board that this CD&A be included in this Proxy Statement and incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

THE COMPENSATION COMMITTEE Frank G. D’Angelo, Chairperson Kelly Barrett Aldo J. Polak Brian J. Smith
Evertec, Inc. 2024 Proxy Statement     43

CEO Pay Ratio

Overview
The SEC requires that U.S. publicly-traded companies disclose the ratio of their CEO’s compensation to that of their median employee. The table below sets forth the following:
(i) the 2023 total annual compensation of Mr. Schuessler, as shown in the Summary Compensation Table of this Proxy Statement (the “2023 CEO Compensation”),
(ii) the total annual compensation of our median employee in 2023 (the “2023 Median Employee Compensation”), and
(iii) the ratio comparing the 2023 CEO Compensation to the 2023 Median Employee Compensation (the “CEO Pay Ratio”):

CEO Pay Ratio
2023 CEO Compensation ($)	14,371,811
2023 Median Employee Compensation ($)	36,761
CEO Pay Ratio	391:1
For purposes of the CEO Pay Ratio calculation, paySmart and Sinqia employees were omitted because they were acquired during fiscal year 2023. Sinqia has approximately 2,000 employees, while paySmart has approximately 60 employees.
The 2023 CEO Compensation and the 2023 Median Employee Compensation were determined using the same methodology that we used to determine our NEO’s annual total compensation for the Summary Compensation Table. To identify the median employee as of December 31, 2023, we used a consistently applied compensation measure which considered: base salary, applicable statutory bonuses, stock awards, annual cash incentive, and other compensation elements, such as the Company matching employee contributions toward the savings and retirement plans.
As previously discussed in the CD&A of this Proxy Statement, the 2023 CEO Compensation included a one-time special retention grant of $6,000,000. Excluding that special award, our CEO’s total compensation for 2023 would have been $8,371,811 (the “2023 Adjusted CEO Compensation”). The ratio comparing the 2023 Adjusted CEO Compensation with the 2023 Median Employee Compensation is 228:1.
Our Compensation practices and programs ensure compensation programs are fair and equitable and are aligned with our business objectives. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, exclusions and assumptions that reflect their compensation practices. As such, the pay ratio reported above may not be comparable to the pay ratio reported by other companies, even those in a related industry or of a similar size and scope. Other companies may have different employment practices, regional demographics or may utilize different methodologies and assumptions in calculating their pay ratios.
44    Evertec, Inc. 2024 Proxy Statement

Pay versus performance

Overview
In accordance with rules adopted by the SEC pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we provide the following disclosure regarding executive compensation for our principal executive officer (“PEO”) and Non-PEO NEOs and Company performance for the fiscal years listed below. The Compensation Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the years shown.

Year	Summary Compensation Table Total for Morgan M. Schuessler, Jr. ($)(¹)	Compensation Actually Paid to Morgan M. Schuessler, Jr. ($)(¹)(²)(³)	Average Summary Compensation Table Total for Non-PEO NEOs ($)(¹)	Average Compensation Actually Paid to Non-PEO NEOs ($)(¹)(²)(³)	Value of Initial Fixed $100 Investment based on:(4)		Net Income ($) (in millions)	Adjusted EBITDA ($) (in millions)(⁵)
					TSR ($)	Peer Group TSR ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2023	14,371,811	22,774,290	2,398,133	4,045,664	122.99	216.19	80	292.0
2022	8,284,421	(1,211,534)	2,376,560	704,449	96.73	138.11	239	269.5
2021	7,498,179	17,225,866	1,941,710	3,750,040	148.53	191.60	161	294.8
2020	5,318,246	8,968,920	1,386,293	1,925,877	116.29	143.23	105	240.5
(1)    Mr. Schuessler was our PEO for each year presented. The individuals comprising the Non-PEO NEOs for each year presented are listed below.

2020	2021	2022	2023
Joaquín A. Castrillo	Joaquín A. Castrillo	Joaquín A. Castrillo	Joaquín A. Castrillo
Guillermo Rospigliosi	Guillermo Rospigliosi	Luis A. Rodríguez	Guillermo Rospigliosi
Luis A. Rodríguez	Diego Viglianco	Diego Viglianco	Diego Viglianco
Miguel Vizcarrondo	Miguel Vizcarrondo	Miguel Vizcarrondo	Miguel Vizcarrondo
(2)    The amounts shown for Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized, or received by the Company’s NEOs. These amounts reflect the Summary Compensation table total with certain adjustments as described in footnote 3 below.

(3)    Compensation Actually Paid reflects the exclusions and inclusions of certain amounts for the PEO and the Non-PEO NEOs as set forth below. Equity values are calculated in accordance with FASB ASC Topic 718. Amounts in the Exclusion of Stock Awards and Option Awards column are the totals from the Stock Awards and Option Awards columns set forth in the Summary Compensation table.

Year	Summary Compensation Table Total for Morgan M. Schuessler, Jr. ($)	Exclusion of Change in Pension Value for Morgan M. Schuessler, Jr. ($)	Exclusion of Stock Awards and Option Awards for Morgan M. Schuessler, Jr. ($)	Inclusion of Pension Service Cost for Morgan M. Schuessler, Jr. ($)	Inclusion of Equity Values for Morgan M. Schuessler, Jr. ($)	Compensation Actually Paid to Morgan M. Schuessler, Jr. ($)
2023	14,371,811	—	(12,074,000)	—	20,476,479	22,774,290

Year	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Exclusion of Change in Pension Value for Non-PEO NEOs ($)	Average Exclusion of Stock Awards and Option Awards for Non-PEO NEOs ($)	Average Inclusion of Pension Service Cost for Non-PEO NEOs ($)	Average Inclusion of Equity Values for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)
2023	2,398,133	—	(1,480,000)	—	3,127,531	4,045,664

The amounts in the Inclusion of Equity Values in the tables above are derived from the amounts set forth in the following tables:

Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Morgan M. Schuessler, Jr. ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Morgan M. Schuessler, Jr. ($)	Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for Morgan M. Schuessler, Jr. ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Morgan M. Schuessler, Jr. ($)	Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Morgan M. Schuessler, Jr. ($)	Value of Dividends or Other Earnings Paid on Equity Awards Not Otherwise Included for Morgan M. Schuessler, Jr. ($)	Total - Inclusion of Equity Values for Morgan M. Schuessler, Jr. ($)
2023	16,307,511	3,439,082	—	729,886	—	—	20,476,479
Evertec, Inc. 2024 Proxy Statement     45

Year	Average Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Non-PEO NEOs ($)	Average Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Non-PEO NEOs ($)	Average Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Non-PEO NEOs ($)	Average Value of Dividends or Other Earnings Paid on Equity Awards Not Otherwise Included for Non-PEO NEOs ($)	Total - Average Inclusion of Equity Values for Non-PEO NEOs ($)
2023	2,364,661	627,049	—	135,821	—	—	3,127,531
(4)    The Peer Group TSR set forth in this table utilizes the S&P Composite 1500 Information Technology Index, which we also utilize in the stock performance graph required by Item 201(e) of Regulation S-K included in our Annual Report on Form 10-K for the year ended December 31, 2023. The comparison assumes $100 was invested for the period starting December 31, 2019, through the end of the listed year in the Company and in the S&P Composite 1500 Information Technology Index, respectively. Historical stock performance is not necessarily indicative of future stock performance.

(5)    We determined Adjusted EBITDA, which is a non-GAAP measure, to be the most important financial performance measure used to link Company performance to Compensation Actually Paid to our PEO and Non-PEO NEOs in 2023. We define “EBITDA” as earnings before interest, taxes, depreciation and amortization and “Adjusted EBITDA” as EBITDA further adjusted to exclude unusual items and other adjustments. See Appendix A for a reconciliation of GAAP and non-GAAP financial measures to our results, as reported in the Company’s Annual Report on Form 10-K for the fiscal year ended on December 31, 2023. Adjusted EBITDA may not have been the most important financial performance measure for prior years and we may determine a different financial performance measure to be the most important financial performance measure in future years.

Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Company TSR
The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO NEOs, the Company’s cumulative TSR period over the four (4) most recently completed fiscal years, and the S&P Composite 1500 Information Technology Index TSR over the same period.

46    Evertec, Inc. 2024 Proxy Statement

Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Net Income
The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO NEOs, and our Net Income during the four (4) most recently completed fiscal years.
Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Adjusted EBITDA
The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO NEOs, and adjusted EBITDA during the four (4) most recently completed fiscal years.
Evertec, Inc. 2024 Proxy Statement     47

Tabular List of Most Important Financial Performance Measures
The following table presents the financial performance measures that the Company considers to have been the most important in linking Compensation Actually Paid to our PEO and other NEOs for 2023 to Company performance. The measures in this table are not ranked:

Adjusted EBITDA
Adjusted Earnings Per Share
Revenue

48    Evertec, Inc. 2024 Proxy Statement

Security ownership

Overview
The tables below reflect “beneficial ownership” as determined in accordance with SEC rules and includes shares over which the beneficial owner has sole or shared voting power or investment power.

Security ownership of certain beneficial owners
The following table provides certain information regarding the beneficial ownership of our common stock as of the Record Date, by each person or group who beneficially owns more than 5% of our common stock. Except as otherwise indicated by footnote (i) the beneficial owners named in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, and (ii) applicable percentage of beneficial ownership is based on 64,408,959 shares of the Company’s common stock outstanding on the Record Date.
In computing the number of shares beneficially owned by an individual or entity and the percentage ownership of that person, shares of common stock subject to options held by such person that are currently exercisable or will become exercisable within 60 days of the Record Date are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person.

Name and Address of Principal Stockholders	Amount and Nature of Beneficial Ownership
	Common Stock	Percent of Class
BlackRock, Inc.(1)	10,163,355	15.78%
The Vanguard Group(2)	7,453,242	11.57%
American Century Investment Management, Inc.(3)	4,564,122	7.09%
American Century Companies, Inc.(3)	4,564,122	7.09%
Stowers Institute for Medical Research(3)	4,564,122	7.09%
Kayne Anderson Rudnick Investment Management, LLC(4)	3,886,452	6.03%
Capital International Investors(5)	3,615,781	5.61%
American Century Capital Portfolios, Inc.(3)	3,284,225	5.10%
(1)     Based on information reported on Schedule 13G/A filed by BlackRock, Inc. (“BlackRock”) on January 22, 2024, with address: 50 Hudson Yards, New York, NY 10001. BlackRock reports sole voting power with respect to 10,083,149 shares and sole dispositive power with respect to 10,163,355 shares.
(2)     Based solely on Schedule 13G/A filed by The Vanguard Group (“Vanguard”) on February 13, 2024, with address: 100 Vanguard Blvd., Malvern, PA 19355. Vanguard reports shared voting power with respect to 119,961 shares, sole dispositive power with respect to 7,263,298 shares, and shared dispositive power with respect to 189,944 shares.
(3)     Based solely on Schedule 13G/A filed by American Century Investment Management, Inc. (“American Century”) on February 12, 2024, with address: 4500 Main Street, 9th Floor, Kansas City, Missouri 64111. American Century reports: (i) for American Century Capital Portfolios, Inc., sole voting and sole dispositive power with respect to 3,284,225 shares; (ii) for American Century, sole voting power with respect to 4,392,405 shares and sole dispositive power with respect to 4,564,122 shares; (iii) for American Century Companies, Inc., sole voting power with respect to 4,392,405 shares and sole dispositive power with respect to 4,564,122 shares; and (iv) for Stowers Institute for Medical Research, sole voting power with respect to 4,392,405 shares and sole dispositive power with respect to 4,564,122 shares.
(4)    Based solely on Schedule 13G/A filed by Kayne Anderson Rudnick Investment Management, LLC (“Kayne”) filed on February 13, 2024, with address: 2000 Avenue of the Stars, Suite 1110, Los Angeles, CA 90067. Kayne reports sole voting power with respect to 2,354,555 shares, shared voting power with respect to 898,206 shares, sole dispositive power with respect to 2,988,246 shares, and shared dispositive power with respect to 898,206 shares.
(5)    Based solely on Schedule 13G/A filed by Capital International Investors (“Capital”) on February 9, 2024, with address: 333 South Hope Street, 55th Fl, Los Angeles, CA 90071. Capital reports sole voting power with respect to 3,608,701 shares and sole dispositive power with respect to 3,615,781 shares.

Security ownership of management
The following table provides certain information regarding the beneficial ownership of our common stock as of the Record Date, by each of our directors and nominees, each of our NEOs, and all of our current executive officers and directors as a group. Except as otherwise indicated by footnote:
(i) the persons or groups named in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them;
(ii) none of the shares are pledged as security;
Evertec, Inc. 2024 Proxy Statement     49

(iii) the address of each person listed in the following table is c/o Evertec, Inc., Road 176, Kilometer 1.3, San Juan, Puerto Rico 00926; and
(iv) each of our directors and NEOs owns less than 1% of the total outstanding shares of our common stock as of the Record Date.

Directors	Amount of Beneficial Ownership
Frank G. D’Angelo	5,305
Kelly Barrett	6,311
Olga Botero	31,107
Virginia Gambale	—
Jorge A. Junquera	30,280
Iván Pagán	11,944
Aldo J. Polak	13,984
Alan H. Schumacher	35,124
Brian J. Smith	42,502
NEOs	Amount of Beneficial Ownership
Morgan M. Schuessler, Jr.	16,325
Joaquín A. Castrillo	68,041
Guillermo Rospigliosi	30,572
Diego Viglianco	22,140
Miguel Vizcarrondo	141,921
Directors, NEOs and Executive Officers of the Company, as a group (18 persons)	534,987
50    Evertec, Inc. 2024 Proxy Statement

PROPOSAL 3
Ratification of appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm

The Board unanimously recommends that you vote “FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year ending December 31, 2024.

Overview
The Audit Committee has appointed Deloitte as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024.
Neither the Certificate of Incorporation nor our Bylaws require that our stockholders ratify the appointment of Deloitte as the Company’s independent auditors. However, the Board is submitting the selection of Deloitte to the Company’s stockholders for ratification as a matter of good corporate governance and practice. Even if the appointment is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if they determine that such change would be in the best interests of the Company and its stockholders.
The audit reports of Deloitte on the Company’s consolidated financial statements for the fiscal year ended December 31, 2023 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.
Deloitte audited the consolidated financial statements as of and for the year ended December 31, 2023, included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and, as part of the audit, has issued a report, included as part of Item 8 therein, on the effectiveness of our internal control over financial reporting as of December 31, 2023.
It is expected that representatives of Deloitte will attend our Annual Meeting, during which they will have the opportunity to make a statement, if they so desire, and be available to respond to any appropriate questions brought to their attention by stockholders.

Principal accounting fees and services
The following table presents the aggregated fees billed for professional services provided by Deloitte, as the Company’s independent registered public accounting firm, for fiscal years 2023 and 2022, as indicated below.

	Year ended December 31st of
	2023	2022
Audit Fees	$3,198,762	$2,718,212
Audit-Related Fees	$2,203,271	$2,200,819
All Other Fees	$—	$—
Total	$5,402,033	$4,919,031
Audit Fees
This category includes fees and expenses related to the audit of our annual financial statements and the effectiveness of our internal controls over financial reporting. This category also includes the review of financial statements included in our Quarterly Reports on Form 10-Q and services that are normally provided by the independent auditors in connection with regulatory filings or engagements, consultations provided on audit and accounting matters that arose during, or as a result of, the audits or the reviews of interim financial statements, reviews of offering documents and registration statements for debt and issuance of related comfort letters, reviews of acquisition and integration accounting in connection with reviews of business combinations, review of required regulatory filings of financial statements of businesses acquired, additional audit work necessary for acquired businesses, and the preparation of any written communications on internal control matters.
Evertec, Inc. 2024 Proxy Statement     51

Audit-Related Fees
This category consists of assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported above under “Audit Fees.”
All Other Fees
This category consists of fees for services other than fees for the services listed in the other categories.
Pre-Approval Policies
Pursuant to the rules and regulations of the SEC, before the Company’s independent public accountant is engaged to render audit or non-audit services, the engagement must be approved by the Company’s Audit Committee or entered into pursuant to the committee’s pre-approval policies and procedures. The policy authorizing pre-approval to certain specific audit and audit-related services and specifying the procedures for pre-approving other services is set forth in the Amended and Restated Charter of the Audit Committee.

Vote Required
Approval of Proposal 3 requires the vote of the holders, present or represented by proxy, of capital stock of the Company representing a majority of the votes of capital stock of the Company entitled to vote thereon present in person or by proxy at the Annual Meeting is required.

52    Evertec, Inc. 2024 Proxy Statement

Audit Committee Report
In the performance of its oversight function, the Audit Committee has considered and discussed our audited consolidated financial statements for the fiscal year ended December 31, 2023—including critical accounting policies, reasonableness of significant estimates and judgment and financial statements disclosures—with management and Deloitte, for the 2023 fiscal year.

The Audit Committee has also discussed with Deloitte the matters required to be discussed by applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. In addition, the Audit Committee has received the written disclosures and the letter from Deloitte required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and has discussed with Deloitte its independence. The Audit Committee has also considered whether the provision of non-audit services by the independent registered public accounting firm to us is compatible with maintaining the auditors’ independence. The Audit Committee has concluded that Deloitte is independent from the Company and its management.

The members of the Audit Committee are not engaged professionally in the practice of auditing or accounting and are not employees of the Company. The Company’s management is responsible for its accounting, financial management and internal controls. As such, it is not the duty or responsibility of the Audit Committee or its members to conduct auditing or accounting reviews or establish procedures to set auditor independence standards.

Based on the Audit Committee’s consideration of the audited consolidated financial statements and the discussions referred to above with management and the independent registered public accounting firm, and subject to the limitations of the role and responsibilities of the Audit Committee set forth in the charter and those discussed above, the Audit Committee recommended to the Board that our audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 for filing with the SEC.

THE AUDIT COMMITTEE

Alan H. Schumacher, Chairperson
Olga Botero
Virginia Gambale
Jorge A. Junquera
Iván Pagán

The Audit Committee Report does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates the Audit Committee Report by reference therein.

Evertec, Inc. 2024 Proxy Statement     53

Certain relationships and related party transactions

Related Party Transactions Policy
We have a written policy relating to the approval of transactions involving related persons (the “Related Party Transactions”), pursuant to which our Audit Committee will review and, subject to certain exceptions, approve or recommend to our Board for approval, all Related Party Transactions, which include any transactions that we would be required to disclose pursuant to SEC rules. As set forth in our Related Transactions Policy and the Audit Committee Charter, in the course of its review and approval or ratification of a Related Party Transaction, our Audit Committee will:
•consider the determination of the Company’s Legal Division as to whether the Related Party Transaction in a pre-approved Related Party Transaction and complies with applicable legal requirements;
•satisfy itself that it has been fully informed as to the material facts of the relationship and interest the related person has in the transaction and the proposed Related Party Transaction;
•consider whether the Related Party Transaction would impair the independence of any director; and
•ultimately make its determination taking into consideration factors including whether the Related Party Transaction (i) was made in accordance with applicable rules and regulations, (ii) complies with the restrictions set forth in applicable contractual relationships, such as our debt agreements, (iii) is on terms and conditions no less favorable to us than may reasonably be expected in arm’s-length transactions with unrelated, third parties, and (iv) is in, or not inconsistent with, the best interests of the Company and its stockholders.

Related Party Transactions
Other than compensation arrangements for our directors and NEOs described elsewhere in this Proxy Statement, there were no Related Party Transactions since January 1, 2023, to which we were a party or will be a party, in which the amounts involved exceeded or will exceed $120,000, and any of our directors, executive officers or holders of more than 5% of our common stock, or any member of the immediate family of the foregoing persons or entities, had or will have a direct or indirect material interest.
54    Evertec, Inc. 2024 Proxy Statement

Proxy Statement for the 2024 Annual Meeting

General
The enclosed Proxy Statement and Notice, which were first mailed to stockholders on or about April 10, 2024, is solicited on behalf of the Board for use at the Annual Meeting and at any adjournments or postponements thereof. The Annual Meeting will be held on May 23, 2024 at 9:00 a.m. Atlantic Standard Time, virtually at www.virtualshareholdermeeting.com/EVTC2024.
How can I attend the Annual Meeting?
The Annual Meeting is being held as a virtual only meeting this year. If you are a stockholder of record as of the Record Date, you may attend, vote and ask questions virtually at the meeting by visiting the Annual Meeting webpage at www.virtualshareholdermeeting.com/EVTC2024 and providing your control number. This control number is included in the Notice or on your proxy card. If you are a stockholder holding your shares in “street name” as of the Record Date, you may gain access to the Annual Meeting by following the instructions in the voting instruction card provided by your bank, broker or other nominee. You may not vote your shares via the Internet at the Annual Meeting unless you receive a valid proxy from your bank, brokerage firm, broker-dealer or other nominee holder.

We encourage you to visit www.virtualshareholdermeeting.com/EVTC2024 and log on with your control number a few minutes in advance of the Annual Meeting time on May 23, 2024 to ensure you are logged in when the Annual Meeting starts.

What if I have technical difficulties accessing the Annual Meeting website?
Technicians will be ready to assist you with any technical difficulties you may have accessing the virtual meeting website. If you encounter any difficulties accessing the virtual meeting during the checking or meeting time, please call the technical support number that will be posted at www.virtualshareholdermeeting.com/EVTC2024.
Will there be a question and answer session during the Annual Meeting?
As part of the Annual Meeting, we will hold a live Q&A session, during which we intend to answer questions submitted online during or prior to the meeting that are pertinent to the Company and the Annual Meeting matters, as time permits, for up to ten minutes after the completion of the Annual Meeting. Only stockholders that have accessed the annual meeting as a stockholder by following the procedures outlined above in “How can I attend the annual meeting?” will be permitted to submit questions during the Annual Meeting. If you have questions, you may type them into the dialog box provided at any point during the Annual Meeting (until the floor is closed to questions). Questions should be succinct and only cover a single topic. We will not address questions that are, among other things:
•irrelevant to the business of the Company or to the business of the Annual Meeting;
•related to material non-public information of the Company, including the status or results of our business since our last earnings release;
•related to any pending, threatened or ongoing litigation;
•related to personal grievances; derogatory references to individuals or that are otherwise in bad taste;
•substantially repetitious of questions already made by another stockholder;
•in furtherance of the stockholder’s personal or business interests; and/or
•or out of order or not otherwise suitable for the conduct of the Annual Meeting as determined by the Chairman of the Board or Secretary in their reasonable judgment.
Additional information regarding the Q&A session will be available in the “Rules of Conduct” available at www.virtualshareholdermeeting.com/EVTC2024 for stockholders that have accessed the Annual Meeting as a stockholder by following the procedures outlined above in “How can I attend the annual meeting?.”

Evertec, Inc. 2024 Proxy Statement     55

Record Date and shares outstanding
The close of business on March 28, 2024 has been fixed as the Record Date for determining the stockholders of record entitled to Notice of and to vote at the Annual Meeting or at any adjournments or postponements thereof. At the close of business on the Record Date, there were outstanding and entitled to vote 64,408,959 shares of our common stock, $0.01 par value per share.

Quorum
In order for the Company to conduct the Annual Meeting, the holders of a majority of the outstanding shares of common stock eligible to vote at the meeting must be represented at the Annual Meeting. This is referred to as a quorum. Votes cast at the Annual Meeting, including votes by proxy, will be received and tabulated by a representative of The Carideo Group, the inspector of elections appointed for the Annual Meeting.
The inspector of elections will determine whether or not a quorum is present. Abstentions and broker non-votes will be counted for purposes of establishing a quorum. A “broker non-vote” occurs when a brokerage firm returns a signed proxy card but does not vote shares on a particular proposal because the proposal is not a routine matter and the brokerage firm has not received voting instructions from the beneficial owner of the shares. For further discussion of broker non-votes, see below “—Required votes / effect of abstentions and broker non-votes.”

Voting of proxies
If any stockholder is unable to attend the Annual Meeting, such stockholder may vote by proxy. Shares of common stock represented by properly executed proxies, duly returned and not revoked, will be voted in accordance with the instructions contained therein.
Except as discussed below with regard to shares held in “street name” by a bank or broker, if no instruction is indicated on the proxy, the shares of common stock represented thereby will be voted as follows:
1.FOR the election of directors (Proposal 1);
2.FOR advisory vote on executive compensation (Proposal 2); and
3.FOR the ratification of appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm (Proposal 3).

Stockholders may also vote with respect to any other business that may be properly brought before the Annual Meeting or any continuation, postponement or adjournment thereof. The execution of a proxy will in no way affect a stockholder’s right to attend the Annual Meeting and vote.

Voting of shares
Each stockholder entitled to vote at the Annual Meeting or with respect to the proposal under consideration is entitled to one vote upon any proposal submitted for a vote at the Annual Meeting. All shares entitled to vote and represented at the Annual Meeting or by valid proxies received through the Internet prior to the Annual Meeting, by telephone or mail, will be voted at the Annual Meeting in accordance with the instructions indicated in those proxies.

Required votes / effect of abstentions and broker non-votes
The vote required for approval of each matter to be voted on is as set forth in the table shown in this section. Under certain circumstances, as shown in the table, banks, brokers or other nominees are prohibited from exercising discretionary authority for beneficial owners who have not provided voting instructions to the bank, broker or other nominee (this is known as a “broker non-vote”). In these cases, and in cases where the stockholder abstains from voting on a matter, those shares will be counted for the purpose of determining if a quorum is present. Whether a bank, broker or other nominee has authority to vote its shares on uninstructed matters is determined by the NYSE rules. The following table sets forth the effect of abstentions and broker non-votes on each proposal to be voted on:
56    Evertec, Inc. 2024 Proxy Statement

Proposal	Vote Required	Voting Options	Effect of Abstentions	Broker Discretionary Voting Allowed?	Effect of Broker Non-Votes
Election of directors	Majority of shares present online or represented by proxy and entitled to vote	FOR, AGAINST or ABSTAIN	Treated as a vote “AGAINST” the proposal	No	No effect
Advisory vote on executive compensation	Majority of shares present online or represented by proxy and entitled to vote	FOR, AGAINST or ABSTAIN	Treated as a vote “AGAINST” the proposal	No	No effect
Ratification of appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm	Majority of shares present online or represented by proxy and entitled to vote	FOR, AGAINST or ABSTAIN	Treated as a vote “AGAINST” the proposal	Yes	We do not expect any broker non-votes on this proposal

How you can vote
We have made this Proxy Statement and other proxy materials available to our stockholders through the Internet. You are entitled to participate in the Annual Meeting if you were a stockholder as of the close of business on March 28, 2024, the Record Date, or hold a valid proxy for the Annual Meeting. Whether or not you participate in the Annual Meeting, it is important that your shares be part of the voting process. Below please find the different ways in which you can vote:

Vote at the Annual Meeting
•Visit www.virtualshareholdermeeting.com/EVTC2024
•To be admitted to, and vote at, the Annual Meeting, you must have your proxy card or Notice in hand and enter your 16-digit control number included therein
•If your shares of common stock are held in the name of a bank, broker or other nominee, you will receive instructions from your bank, broker or other nominee that you must follow in order for your shares to be voted. Please follow their instructions carefully.

Vote by Internet
•Visit www.proxyvote.com or scan with your phone the QR code shown on your proxy card and/or Notice, as applicable
•For shares held directly, you can vote your shares on the Internet until 11:59 p.m. (ET) on May 22, 2024
•If your shares are held in Shareworks by Morgan Stanley, you can vote your shares on the Internet until 11:59 p.m. (ET) on May 20, 2024
Have your proxy card in hand when accessing the website and follow the instructions to obtain your records and to create an electronic voting instructions form. You will need the 16-digit number included in your proxy card or Notice. Internet voting is available 24 hours a day, seven days a week. You will be given the opportunity to confirm that your instructions have been properly recorded. If you vote on the Internet, you do not need to return your proxy card if, you received one.

Vote by phone
•Call 1-800-690-6903 (toll-free telephone number, at no cost to you)
•For shares held directly, you can vote your shares by phone until 11:59 p.m. (ET) on May 22, 2024
•If your shares are held in Shareworks by Morgan Stanley, plan platform, you can vote your shares by phone until 11:59 p.m. (ET) on May 20, 2024
Evertec, Inc. 2024 Proxy Statement     57

Have your proxy card in hand when you call. Vote by phone is available 24 hours a day, seven days a week. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded. Our phone voting procedures are designed to authenticate the stockholders by using individual control numbers. If you vote by phone, you do not need to return your proxy card if you received one.

Vote by mail
If you received your proxy materials by mail, simply mark your proxy card, date and sign it, and return it using the postage-paid envelope provided or return it to our transfer agent at the following address: Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. In order for your votes to be included in the final tallies, your proxy card must be received by the date and time of the Annual Meeting.

Revocation of proxies
If a proxy is properly executed and returned to the Company in time to be voted at the Annual Meeting, it will be voted as specified in the proxy, unless it is properly revoked prior thereto. If you hold shares of common stock in your own name and vote by proxy, you may revoke that proxy at any time before it is voted at the Annual Meeting. You may do this by:
•signing another proxy card with a later date or a notice of revocation and returning it, prior to the Annual Meeting, to the following address: Evertec, Secretary of the Board, Road 176, Kilometer 1.3, San Juan, Puerto Rico 00926;
•voting again by telephone or on the Internet before 11:59 p.m. (ET) on May 22, 2024; or
•attending the Annual Meeting virtually and casting your vote.
If a bank, broker or other nominee holds your shares of common stock, you must follow the instructions provided by the bank, broker or other nominee if you wish to change your vote.

Voting results
The preliminary voting results will be announced at the Annual Meeting and published within four (4) business days after they are known in a Current Report on Form 8-K filed with the SEC.

Solicitation
We will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2023, and any additional solicitation materials furnished to the stockholders. Nevertheless, stockholders voting by Internet, telephone or mail should be aware that there may be costs associated with electronic access, such as usage charges from Internet or telephone service providers, for which they may be responsible. The original solicitation of proxies may be supplemented by a solicitation by mail, in person, by telephone, or by other electronic means by a proxy solicitor contracted by the Company, whose fees will be paid for by the Company, and directors, officers or employees of the Company, who will not receive any additional compensation for such services.

Householding of proxy materials
The Company and some other intermediaries (e.g., brokers, banks and other agents) household proxy materials, delivering a single set of proxy materials to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received the Notice from your broker or us that they or we will be householding proxy materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding or if you are receiving multiple copies of the proxy materials and wish to receive only one, please notify your broker if your shares are held in a brokerage account or the Company if you hold common stock directly. Requests in writing should be directed to our Secretary of the Board and sent to the following address: Evertec, Inc., Road 176, Kilometer 1.3, San Juan, Puerto Rico 00926. Requests may also be made by calling our Secretary of the Board at (787) 759-9999 ext. 4806.
58    Evertec, Inc. 2024 Proxy Statement

Other matters

Stockholder proposals for the 2025 annual meeting of stockholders
Stockholders may obtain our proxy statement (and any amendments and supplements thereto) and other documents as and when filed with the SEC without charge from the SEC’s website at www.sec.gov. Stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at the Company’s 2025 annual meeting of stockholders pursuant to Rule 14a-8 under the Exchange Act must submit their proposal to our Secretary of the Board at our offices at Road 176, Kilometer 1.3, San Juan, Puerto Rico 00926, in writing no later than December 11, 2024 (i.e., 120 calendar days prior to April 10, 2025, which marks the one-year anniversary of the date this Proxy Statement is being released to stockholders in connection with the Annual Meeting).
Stockholders intending to present a proposal at the 2025 annual meeting of stockholders, but not to include the proposal in our proxy statement, or to nominate a person for election as a director, must comply with the requirements set forth in our Bylaws. Our Bylaws require, among other things, that our Secretary receive writing notice from the stockholder of record of their intent to present such proposal or nomination not earlier than the 120th day and not later than the 90th day prior to the one-year anniversary of the preceding year’s annual meeting. Therefore, we must receive notice of such a proposal or nomination for the 2025 annual meeting of stockholder no earlier than January 23, 2025 (i.e., 120 days prior to May 23, 2025, which marks the one-year anniversary of the Annual Meeting), and no later than February 22, 2025 (i.e., 90 days prior to May 23, 2025).
The notice must contain the information required by the Bylaws, a copy of which is available upon request to our Secretary. In the event that the date of the 2025 annual meeting of stockholders is more than 30 days before or more than 60 days after May 23, 2025, then our Secretary must receive such written notice not earlier than the 120th day and not later than the 90th day prior to the 2025 annual meeting of stockholders or, if later, the 10th day following the day on which public disclosure of the date of such meeting is first made by the Company. In addition to satisfying the foregoing requirements, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must comply with the additional requirements under Rule 14a-19 under the Exchange Act.

Other business
Management knows of no business to be brought before the Annual Meeting other than that set forth herein. However, if any other matters properly come before the meeting, it is the intention of the persons named in the proxy to vote such proxy in accordance with their judgment on such matters. Even if you plan to attend the Annual Meeting, please execute, date and return the enclosed proxy promptly. Should you attend the Annual Meeting, you may revoke the proxy by voting in the Annual Meeting. A postage paid return-addressed envelope is enclosed for your convenience. Your cooperation in giving this your prompt attention will be appreciated.
By order of the Board of Directors,

Frank G. D’Angelo Chairman of the Board	Morgan M. Schuessler, Jr. President and CEO

NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT, AND, IF GIVEN OR MADE, SUCH INFORMATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THE DELIVERY OF THIS PROXY STATEMENT SHALL, UNDER NO CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE OF THIS PROXY STATEMENT.

We have filed our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 with the SEC. It is available free of charge at the SEC’s website at www.sec.gov. Stockholders can also access this Proxy Statement and our Annual Report on Form 10-K at https://ir.evertecinc.com. A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 is also available without charge upon written request to our Secretary at Evertec, Inc., Road 176, Kilometer 1.3, San Juan, Puerto Rico, 00926, Attn: Luis A. Rodríguez or via email at IR@evertecinc.com. The Company’s copying costs will be charged if exhibits to the 2023 Annual Report on Form 10-K are requested. The Company makes available on or through its website, free of charge, our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and all amendments to such reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act as soon as reasonably practicable after filing.
Evertec, Inc. 2024 Proxy Statement     59

Appendix A

A reconciliation of net income to EBITDA, Adjusted EBITDA, Adjusted Net Income and Adjusted Earnings per common share is provided below:

Year Ended December 31, 2023
(Dollar amounts in thousands)
Net income	$79,876
Income tax expense	5,477
Interest expense, net	23,809
Depreciation and amortization	93,621
EBITDA	202,783
Equity income (1)	(1,945)
Compensation and benefits (2)	29,312
Transaction, refinancing and other fees (3)	53,545
Loss on foreign currency remeasurement (4)	8,276
Adjusted EBITDA	291,971
Operating depreciation and amortization (5)	(52,913)
Cash interest expense, net (6)	(24,286)
Income tax expense (7)	(29,038)
Non-controlling interest (8)	(257)
Adjusted net income	$185,477
Net income per common share (GAAP):
Diluted	$1.21
Adjusted Earnings per common share (Non-GAAP):
Diluted	$2.82
Shares used in computing adjusted earnings per common share:
Diluted	65,814,317

1)Represents the elimination of non-cash equity earnings from our 19.99% equity investment in Dominican Republic, Consorcio de Tarjetas Dominicanas, S.A. (“CONTADO”), net of cash dividends received.
2)Primarily represents share-based compensation and severance payments.
3)Represents fees and expenses associated with corporate transactions as defined in the Credit Agreement and the foreign currency swap loss.
4)Represents non-cash unrealized gains (losses) on foreign currency remeasurement for assets and liabilities denominated in non-functional currencies.
5)Represents operating depreciation and amortization expense, which excludes amounts generated as a result of merger and acquisition activity.
6)Represents interest expense, less interest income, as they appear on our consolidated statements of income and comprehensive income, adjusted to exclude non-cash amortization of the debt issue costs, premium and accretion of discount.
7)Represents income tax expense calculated on adjusted pre-tax income using the applicable GAAP tax rate, adjusted for certain discrete items.
8)Represents the non-controlling equity interests, net of amortization for intangibles created as part of the purchase.

Evertec, Inc. 2024 Proxy Statement     i

evertec

EVERTEC, INC.
C/O BROADRIDGE
P.O. BOX 1342
BRENTWOOD, NY 11717

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time on May 22, 2024 for shares held directly and by 11:59 P.M. Eastern Time on May 20, 2024 for shares held in the company's incentive plan in Shareworks by Morgan Stanley. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/EVTC2024**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. Eastern Time on May 22, 2024 for shares held directly and by 11:59 P.M. Eastern Time on May 20, 2024 for shares held in the company's incentive plan in Shareworks by Morgan Stanley. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V38319-P05574

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

EVERTEC, INC.

The Board of Directors recommends you vote FOR all director nominees in Proposal 1 and FOR Proposals 2 and 3.

1. Election of directors:

		For	Against	Abstain
1a.	Frank G. D'Angelo	☐	☐	☐
1b.	Morgan M. Schuessler, Jr.	☐	☐	☐
1c.	Kelly Barrett	☐	☐	☐
1d.	Olga Botero	☐	☐	☐
1e.	Virginia Gambale	☐	☐	☐
1f.	Jorge A. Junquera	☐	☐	☐
1g.	Iván Pagán	☐	☐	☐
1h.	Aldo J. Polak	☐	☐	☐
1i.	Alan H. Schumacher	☐	☐	☐
1j.	Brian J. Smith	☐	☐	☐

		For	Against	Abstain
2.	Advisory vote on executive compensation.	☐	☐	☐
3.	Ratification of appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm.	☐	☐	☐

NOTE: Please see reverse side for proxy authority regarding uninstructed matters, and such other business as may properly come before the meeting or any adjournments or postponements thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

V38320-P05574

EVERTEC, INC.
2024 Annual Meeting of Stockholders
May 23, 2024, 9:00 AM (AST)
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Morgan M. Schuessler, Jr. and Joaquín A. Castrillo, or either of them, as proxies, each with the full power of substitution, and hereby authorizes each of them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of EVERTEC, INC. that the undersigned is entitled to vote at the 2024 Annual Meeting of Stockholders to be held at 9:00 AM, Atlantic Standard Time, on Thursday, May 23, 2024, virtually at www.virtualshareholdermeeting.com/EVTC2024, and any adjournment or postponement thereof.

The undersigned hereby further authorizes such proxies to vote in their discretion upon such other matters as may properly come before such Annual Meeting of Stockholders and at any adjournment or postponement thereof. Receipt of the Notice of the 2024 Annual Meeting of Stockholders, the Proxy Statement in connection with such meeting and the Annual Report on Form 10-K for the year ended December 31, 2023 is hereby acknowledged.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side